As filed with the Securities and Exchange Commission on March 15, 1996 Registration No. 333-________________

-------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ---------------

                                    Form S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                               ---------------
                               THIOKOL CORPORATION
       (Exact name of registrant on Form S-3 as specified in its charter)

         DELAWARE             2475 Washington Boulevard       36-2678716
(State or Other Jurisdiction     Ogden, Utah  84401        (I.R.S. Employer
 of Incorporation)                 (801) 629-2000        Identification Number)
  (Address, including ZIP code, and telephone number, including area code, of registrant's principal executive offices)
                                 ---------------
                                Richard L. Corbin
                Senior Vice President and Chief Financial Officer
                               Thiokol Corporation
                            2475 Washington Boulevard
                                Ogden, Utah 84401
                                 (801) 629-2000
            (Name, address,   including  ZIP  code,  and  telephone   number,
                   including area code, of agent for service)
                                 ---------------
                                   Copies to:

                                 SCOTT R. HABER
                                Latham & Watkins
                        505 Montgomery Street, Suite 1900
                      San Francisco, California 94111-2562
                                 (415) 391-0600
                                 ---------------
        Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
                                ---------------
        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

X If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.

X If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.
                                   ----------
                         CALCULATION OF REGISTRATION FEE

                                                   Proposed Maximum       Amount of
Title of Each Class of                            Aggregate Offering    Registration
Securities to be Registered                         Price(1) (2)             Fee

-----------------------------------------------   ------------------    --------------
Debt Securities................................
Debt Warrants..................................
Equity Warrants................................
Preferred Stock, $1.00 par value...............
Common Stock, $1.00 par value (3)..............
      Total....................................      $300,000,000         $103,449
===============================================   ==================    ==============

(1) Estimated solely for purposes of calculating the registration fee, which is calculated in accordance with Rule 457(o).
(2) Not specified as to each class of securities to be registered hereunder pursuant to General Instruction II(D) to Form S-3 under the Securities Act of 1933.
(3) Each share of Common Stock includes one Preferred Share Purchase Right under the Rights Agreement dated as of January 26, 1989, as amended, between the Registrant and The First National Bank of Chicago.
                                   ----------
       The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.
                 SUBJECT TO COMPLETION, DATED March 15, 1996

                               Thiokol Corporation

                                 Debt Securities
                      Warrants to Purchase Debt Securities
                     Warrants to Purchase Equity Securities
                                 Preferred Stock
                                  Common Stock

                              --------------------

        Thiokol Corporation (the "Company), directly or through agents, dealers, or underwriters designated from time to time, may offer, issue and sell, together or separately, up to $300,000,000 in the aggregate of (a) unsecured debt securities (the "Debt Securities") of the Company, in one or more series, which may be either senior debt securities (the "Senior Debt Securities"), senior subordinated debt securities (the "Senior Subordinated Debt Securities") or subordinated debt securities (the "Subordinated Debt Securities"), (b) shares of preferred stock of the Company, par value $1.00 per share (the "Preferred Stock"), in one or more series, (c) shares of common stock of the Company, par value $1.00 per share (the "Common Stock"),
(d) warrants to purchase Debt Securities (the "Debt Warrants") and (e) warrants to purchase Preferred Stock or Common Stock (the "Equity Warrants" and together with the Debt Warrants, the "Warrants"), or any combination of the foregoing, either individually or as units consisting of one or more of the foregoing, each on terms to be determined at the time of sale. The Debt Securities may be issued as exchangeable and/or convertible Debt Securities exchangeable for or convertible into shares of Common Stock or Preferred Stock. The Preferred Stock may also be exchangeable for and/or convertible into shares of Common Stock or another series of Preferred Stock. The Debt Securities, the Preferred Stock, the Common Stock and the Warrants are collectively referred to herein as the "Securities." When a particular series of Securities is offered, a supplement to this Prospectus (each a "Prospectus Supplement") will be delivered with this Prospectus. The Prospectus Supplement will set forth the terms of the offering and sale of the offered Securities.

        Except as described more fully herein or as set forth in the Prospectus Supplement relating to any offered Debt Securities, the Indenture will not provide holders of Debt Securities protection in the event of a highly-leveraged transaction, reorganization, restructuring, merger or similar transaction involving the Company which could adversely affect holders of Debt Securities. See "Description of Debt Securities -Consolidation, Merger and Sale of Assets."

         The Company's Common Stock is traded on the New York Stock Exchange under the symbol TKC. On March 14, 1996, the last reported sale price of the Common Stock on the New York Stock Exchange was $43.125 per share. The Company has not yet determined whether any of the Debt Securities, Preferred Stock or Warrants offered hereby will be listed on any exchange or over-the-counter market. If the Company decides to seek listing of any such Securities, the Prospectus Supplement relating thereto will disclose such exchange or market.
                              --------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
           EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
       HAS THE  SECURITIES  AND EXCHANGE  COMMISSION OR ANY STATE  SECURITIES
       COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                              --------------------

        The Securities may be sold directly by the Company, through agents designated from time to time or to or through underwriters or dealers. The Company reserves the sole right to accept, and together with its agents, from time to time, to reject in whole or in part any proposed purchase of Securities to be made directly or through agents. See "Plan of Distribution." If any such agents or underwriters are involved in the sale of any Securities, the names of such agents or underwriters and any applicable fees, commissions or discounts will be set forth in the applicable Prospectus Supplement.

        This Prospectus may not be used to consummate sales of Securities unless accompanied by the applicable Prospectus Supplement.

            The date of this Prospectus is ___________________, 1996.

        IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SECURITIES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                              AVAILABLE INFORMATION

        The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, part of which has been omitted in accordance with the rules and regulations of the Commission. For further information about the Company and the Securities offered hereby, reference is made to the Registration Statement, including the exhibits filed as a part thereof and otherwise incorporated therein. Statements made in this Prospectus as to the contents of any document referred to herein are not necessarily complete, and in each instance reference is made to such document for a more complete description, and each such statement is qualified in its entirety by such reference.

        The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files periodic reports, proxy statements and other information with the Commission. The Registration Statement, including the exhibits thereto, as well as such reports and other information filed by the Company with the Commission, can be inspected, without charge, and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington D.C., 20549; 7 World Trade Center, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Reports and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

                      INFORMATION INCORPORATED BY REFERENCE

         The following documents filed by the Company with the Commission pursuant to the Exchange Act are incorporated by reference in this
Prospectus: (1) the Company's Annual Report on Form 10-K for the year ended June 30, 1995, (2) the Company's Proxy Statement for the 1995 Annual Meeting of Stockholders, (3) the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995, (4) the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1995, (5) the description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed on July 3, 1989, (7) the description of the Preferred Stock Purchase Rights contained in the Company's Registration Statement on Form 8-A filed the Company's reports on Form 8-K dated December 14, 1995 and Form 8-KA dated February 8, 1996, (6) on February 8, 1989 and (8) all other documents subsequently filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and before the termination of the offering, which shall be deemed to be a part hereof from the date of filing of such documents.

        Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

        This Prospectus may not be used to consummate sales of offered securities unless accompanied by a Prospectus Supplement. The delivery of this Prospectus together with a Prospectus Supplement relating to particular offered Securities in any jurisdiction shall not constitute an offer in the jurisdiction of any other securities covered by this Prospectus.

        The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon request, a copy of any documents incorporated into this Prospectus by reference (other than exhibits incorporated by reference into such document). Requests for documents should be submitted to the Corporate Secretary, Thiokol Corporation, 2475 Washington Boulevard, Ogden, Utah 84401, (telephone (801) 629-2000). The information relating to the Company contained in this Prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference herein.


                                   THE COMPANY

        Thiokol Corporation (the "Company") is primarily a manufacturer of solid rocket propulsion systems for the aerospace and defense markets. The Company is also a manufacturer of specialty fastening systems for aerospace and industrial applications.

        Thiokol Corporation was founded in 1930 and operated in various corporate forms until merged in 1982 with Morton-Norwich Products, Inc., and operated thereafter as a division of Morton Thiokol, Inc. Since the 1989 spin-off of its specialty chemicals, salt and automotive-restraint businesses to a newly-formed publicly-traded company, Morton International, Inc., the Company's aerospace and defense business has operated independently as Thiokol Corporation.

        In 1991, the Company acquired the aerospace and industrial fastener business of Huck Manufacturing Company. The Company operates this fastening systems segment of the business through a wholly-owned subsidiary, Huck International, Inc. In January 1994, Huck acquired the threaded lock bolts, locknuts and related product line assets of the Deutsch Manufacturing Company and in 1995 acquired the assets of Automatic Fastener Corp., a small manufacturer of fasteners primarily for the automotive markets.

        In December 1995, the Company and the Carlyle Group formed a jointly owned acquisition company, of which the Company owns 49% and the Carlyle Group owns 51%, to acquire Howmet Corporation and the Cercast Group of companies, manufacturers of investment castings primarily for aircraft and industrial gas turbine applications. The Company has an option exercisable for a three-year period beginning in December 1998 to acquire the Carlyle Group's equity ownership, which upon exercise will make Howmet Corporation and the Cercast Group of companies wholly-owned subsidiaries of the Company.

        The Company's propulsion-systems segment consists of propulsion systems, gas generators, flare and ordnance products and metal and composite components. It also includes services, principally under contracts and subcontracts with the National Aeronautics and Space Administration (NASA), the Department of Defense, and aerospace prime contractors for space, defense and commercial applications. The Company's fastening systems segment consists of threaded and non-threaded lock bolts, locknuts, blind rivets, and product-installation tooling. All of the Company's propulsion and fastening systems activities are conducted directly by the Company or by its wholly-owned domestic and foreign subsidiaries.

        The Company's principal offices are located at 2475 Washington Boulevard, Ogden, Utah 84401, and its telephone number is (801) 629-2000.

                                 USE OF PROCEEDS

        The Company currently has no specific plans for the use of the net proceeds from the sale of Securities offered hereby. However, the Company currently anticipates that any such net proceeds would be used for general corporate purposes, which may include but are not limited to working capital, capital expenditures and acquisitions. When a particular series of Securities is offered, the Prospectus Supplement relating thereto will set forth the Company's intended use for the net proceeds received from the sale of such Securities. Pending the application of the net proceeds, the Company expects to invest such proceeds in short-term, interest-bearing instruments or other investment-grade securities.

                       RATIOS OF EARNINGS TO FIXED CHARGES


        The following table sets forth the ratio of earnings to fixed charges of the Company for the periods indicated.



                                        Quarter Ended         Fiscal Year Ended June 30,
                                       ----------------      -------------------------------
                                       December 31,1995      1995    1994  1993   1992  1991
                                       ----------------      ----    ----  ----   ----  ----
Ratio of earnings to fixed charges           27.6             7.7     7.1   4.8    5.0   4.8

Ratio of earnings to fixed charges           27.6             7.7     7.1   4.8    5.0   4.8
and preferred stock dividends


        For the purpose of calculating the ratio of earnings to fixed charges and the ratio of earnings to fixed charges and preferred stock dividends, earnings consist of income before income taxes and fixed charges (exclusive of preferred stock dividends). For the purpose of calculating both ratios, fixed charges include interest expense, capitalized interest and that portion of rentals representative of an interest factor. Because the Company did not distribute any preferred stock dividends during fiscal years 1991-1995 or during the quarter ended December 31, 1995, the two above ratios are identical.

                        GENERAL DESCRIPTION OF SECURITIES

        The Company directly or through agents, dealers, or underwriters designated from time to time, may offer, issue and sell, together or separately, up to $300,000,000 in the aggregate of (a) unsecured debt securities (the "Debt Securities") of the Company, in one or more series, which may be either senior debt securities (the "Senior Debt Securities"), senior subordinated debt securities (the "Senior Subordinated Debt Securities") or subordinated debt securities (the "Subordinated Debt Securities"), (b) shares of preferred stock of the Company, par value $1.00 per share (the "Preferred Stock"), in one or more series, (c) shares of common stock of the Company, par value $1.00 per share (the "Common Stock"),
(d) warrants to purchase Debt Securities (the "Debt Warrants") and (e) warrants to purchase Preferred Stock or Common Stock (the "Equity Warrants" and together with the Debt Warrants, the "Warrants"), or any combination of the foregoing, either individually or as units consisting of one or more of the foregoing, each on terms to be determined at the time of sale. The Debt Securities may be issued as exchangeable and/or convertible Debt Securities exchangeable for or convertible into shares of Common Stock or Preferred Stock. The Preferred Stock may also be exchangeable for and/or convertible into shares of Common Stock or another series of Preferred Stock. The Debt Securities, the Preferred Stock, the Common Stock and the Warrants are collectively referred to herein as the "Securities." When a particular series of Securities is offered, a supplement to this Prospectus (each a "Prospectus Supplement") will be delivered with this Prospectus. The Prospectus Supplement will set forth the terms of the offering and sale of the offered Securities.


                         DESCRIPTION OF DEBT SECURITIES

        The following description sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions do not apply to the Debt Securities so offered will be described in the Prospectus Supplement relating to such Debt Securities.

        Debt Securities may be issued from time to time in series under an indenture, and one or more indentures supplemental thereto (collectively, the "Indenture"), between the Company and a trustee to be identified in the applicable Prospectus Supplement (the "Trustee"). The terms of the Debt Securities will include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "TIA") as in effect on the date of the Indenture. The Debt Securities will be subject to all such terms, and potential purchasers of the Debt Securities are referred to the Indenture and the TIA for a statement thereof. The following summary of certain provisions of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, including the definitions therein of certain terms used below. A copy of the proposed form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. As used under this caption, unless the context otherwise requires, "Offered Debt Securities" shall mean the Debt Securities offered by this Prospectus and the accompanying Prospectus Supplement.

General
-------
        The Indenture will provide for the issuance of Debt Securities in series and will not limit the principal amount of Debt Securities which may be issued thereunder. In addition, except as may be provided in the Prospectus Supplement relating to such Debt Securities, the Indenture will not limit the amount of additional indebtedness the Company may incur.

        The applicable Prospectus Supplement or Prospectus Supplements will describe the following terms of the series of Offered Debt Securities in respect of which this Prospectus is being delivered: (1) the title of the Offered Debt Securities; (2) whether the Offered Debt Securities are Senior Debt Securities, Senior Subordinated Debt Securities or Subordinated Debt Securities or any combination thereof; (3) any limit upon the aggregate principal amount of the Offered Debt Securities; (4) the date or dates on which the principal of the Offered Debt Securities is payable; (5) the rate or rates at which the Offered Debt Securities will bear interest, if any, or the manner in which such rate or rates are determined;
(6) the date or dates from which any such interest will accrue, the interest payment dates on which any such interest on the Offered Debt Securities will be payable and the record dates for the determination of holders to whom such interest is payable; (7) the place or places where the principal of and any interest on the Offered Debt Securities will be payable; (8) the obligation of the Company, if any, to redeem, purchase or repay the Offered Debt Securities in whole or in part pursuant to any sinking fund or analogous provisions or at the option of the holders and the price or prices at which and the period or periods within which and the terms and conditions upon which the Offered Debt Securities shall be redeemed, purchased or repaid pursuant to such obligation; (9) the denominations in which any Offered Debt Securities will be issuable, if other than denominations of U.S. $1,000 and any integral multiple thereof; (10) if other than the principal amount thereof, the portion of the principal amount of the Offered Debt Securities of the series which will be payable upon declaration of the acceleration of the maturity thereof; (11) any addition to or change in the covenants which apply to the Offered Debt Securities; (12) any Events of Default with respect to the Offered Debt Securities, if not otherwise set forth under "Events of Default"; (13) whether the Offered Debt Securities will be issued in whole or in part in global form, the terms and conditions, if any, upon which such global Offered Debt Securities may be exchanged in whole or in part for other individual securities, and the depositary for the Offered Debt Securities;
(14) the terms and conditions, if any, upon which the Offered Debt Securities shall be exchanged for or converted into other securities or property; and
(15) any other terms of the Offered Debt Securities which terms shall not be inconsistent with the provisions of the Indenture.

        Debt Securities may be issued at a discount from their principal amount ("Original Issue Discount Securities"). Federal income tax considerations and other special considerations applicable to any such Original Issue Discount Securities will be described in the applicable Prospectus Supplement.

        Debt Securities may be issued in bearer form, with or without coupons. Federal income tax considerations and other special considerations applicable to bearer securities will be described in the applicable Prospectus Supplement.

        Unless otherwise indicated in this Prospectus or a Prospectus Supplement, the Debt Securities will not have the benefit of any covenants that limit or restrict the Company's business or operations, the pledging of the Company's assets or the incurrence of indebtedness by the Company.

Status of Debt Securities
-------------------------
        The Senior Debt Securities will be unsubordinated obligations of the Company and will rank pari passu with all other unsecured and unsubordinated indebtedness of the Company.

        The obligations of the Company pursuant to Senior Subordinated Debt Securities will be subordinate in right of payment, to the extent and in the manner set forth in the Indenture, to all Senior Indebtedness of the Company. Except to the extent set forth in the Prospectus Supplement, "Senior
Indebtedness" of the Company is defined to mean the principal of, and premium, if any, and any interest (including interest accruing subsequent to the commencement of any proceeding for the bankruptcy or reorganization of the Company under any applicable bankruptcy, insolvency or similar law now or hereafter in effect) on (a) all indebtedness of the Company whether heretofore or hereafter incurred (i) for borrowed money or (ii) in connection with the acquisition by the Company or a subsidiary of assets other than in the ordinary course of business, for the payment of which the Company is liable directly or indirectly by guarantee, letter of credit, obligation to purchase or acquire or otherwise, or the payment of which is secured by a lien, charge or encumbrance on assets acquired by the Company, (b) amendments, modifications, renewals, extensions and deferrals of any such indebtedness, and (c) any indebtedness issued in exchange for any such indebtedness (clauses (a) through (c) hereof being collectively referred to herein as "Debt"); provided, however, that the following will not constitute Senior Indebtedness with respect to Senior Subordinated Debt Securities: (1) any Debt as to which, in the instrument evidencing such Debt or pursuant to which such Debt was issued, it is expressly provided that such Debt is subordinate in right of payment to all Debt of the Company not expressly subordinated to such Debt; (2) any Debt which by its terms refers explicitly to the Senior Subordinated Debt Securities and states that such Debt shall not be senior in right of payment; and (3) any Debt of the Company in respect of the Senior Subordinated Debt Securities or any Subordinated Debt Securities. The Company will not issue Debt which is subordinated in right of payment to any other Debt of the Company and which is not expressly made pari passu with, or subordinate and junior in right of payment to, the Senior Subordinated Debt Securities.

        The obligations of the Company pursuant to Subordinated Debt Securities will be subordinate in right of payment to all Senior Indebtedness of the Company and to any Senior Subordinated Debt Securities; provided, however, that the following will not constitute Senior Indebtedness with respect to Subordinated Debt Securities: (1) any Debt as to which, in the instrument evidencing such Debt or pursuant to which such Debt was issued, it is expressly provided that such Debt is subordinate in right of payment to all Debt of the Company not expressly subordinated to such Debt; and (2) any Debt of the Company in respect of Subordinated Debt Securities and any Debt which by its terms refers explicitly to the Subordinated Debt Securities and states that such Debt shall not be senior in right of payment.

        No payment pursuant to the Senior Subordinated Debt Securities or the Subordinated Debt Securities, as the case may be, may be made unless all amounts of principal, premium, if any, and interest then due on all applicable Senior Indebtedness of the Company shall have been paid in full or if there shall have occurred and be continuing beyond any applicable grace period a default in any payment with respect to any such Senior Indebtedness, or if there shall have occurred any event of default with respect to any such Senior Indebtedness permitting the holders thereof to accelerate the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default. However, the Company may make payments pursuant to the Senior Subordinated Debt Securities or the Subordinated Debt Securities, as the case may be, if a default in payment or an event of default with respect to the Senior Indebtedness permitting the holder thereof to accelerate the maturity thereof has occurred and is continuing and judicial proceedings with respect thereto have not been commenced within a certain number of days of such default in payment or event of default. Upon any distribution of the assets of the Company upon dissolution, winding-up, liquidation or reorganization, the holders of Senior Indebtedness of the Company will be entitled to receive payment in full of principal, premium, if any, and interest (including interest accruing subsequent to the commencement of any proceeding for the bankruptcy or reorganization of the Company under any applicable bankruptcy, insolvency or similar law now or hereafter in effect) before any payment is made on the Senior Subordinated Debt Securities or Subordinated Debt Securities, as applicable. By reason of such subordination, in the event of insolvency of the Company, holders of Senior Indebtedness of the Company may receive more, ratably, and holders of the Senior Subordinated Debt Securities or Subordinated Debt Securities, as applicable, having a claim pursuant to the Senior Subordinated Debt Securities or Subordinated Debt Securities, as applicable, may receive less, ratably, than the other creditors of the Company. Such subordination will not prevent the occurrence of any event of default (an "Event of Default") in respect of the Senior Subordinated Debt Securities or the Subordinated Debt Securities.

        If the Company offers Debt Securities, the applicable Prospectus Supplement will set forth the aggregate amount of outstanding indebtedness, if any, as of the most recent practicable date that by the terms of such Debt Securities would be senior to such Debt Securities. The applicable Prospectus Supplement will also set forth any limitation on the issuance by the Company of any additional senior indebtedness.

Conversion Rights
-----------------
        The terms, if any, on which Debt Securities of a series may be exchanged for or converted into shares of Common Stock or Preferred Stock will be set forth in the Prospectus Supplement relating thereto.

Exchange, Registration, Transfer and Payment
--------------------------------------------
        Unless otherwise specified in the applicable Prospectus Supplement, payment of principal, premium, if any, and any interest on the Debt Securities will be payable, and the exchange of and the transfer of Debt Securities will be registerable, at the office of the Trustee or at any other office or agency maintained by the Company for such purpose subject to the limitations of the Indenture. Unless otherwise indicated in the applicable Prospectus Supplement, the Debt Securities will be issued in denominations of U.S. $1,000 or integral multiples thereof. No service charge will be made for any registration of transfer or exchange of the Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Global Debt Securities
----------------------
        The Debt Securities of a series may be issued in the form of one or more Global Securities (the "Global Securities") that will be deposited with a Depositary or its nominee identified in the applicable Prospectus Supplement. In such a case, one or more Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding Debt Securities of the series to be represented by such Global Security or Securities. Each Global Security will be deposited with such Depositary or nominee or a custodian therefor and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the applicable Indenture.

        Notwithstanding any provision of the Indenture or any Debt Security described herein, no Global Security may be transferred to, or registered or exchanged for Debt Securities registered in the name of, any person or entity other than the Depositary for such Global Security or any nominee of such Depositary, and no such transfer may be registered, unless (i) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or has ceased to be qualified to act as such as required by the applicable Indenture, (ii) the Company executes and delivers to the Trustee an order that such Global Security shall be so transferable, registrable and exchangeable, and such transfers shall be registrable, or (iii) there shall exist such circumstances, if any, as may be described in the applicable Prospectus Supplement. All Debt Securities issued in exchange for a Global Security or any portion thereof will be registered in such names as the Depositary may direct.

        The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Global Security will be described in the applicable Prospectus Supplement. The Company expects that the following provisions will apply to depositary arrangements.

        Unless otherwise specified in the applicable Prospectus Supplement, Debt Securities which are to be represented by a Global Security to be deposited with or on behalf of a Depositary will be represented by a Global Security registered in the name of such Depositary or its nominee. Upon the issuance of such Global Security, and the deposit of such Global Security with or on behalf of the Depositary for such Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Global Security to the accounts of institutions that have accounts with such Depositary or its nominee ("participants"). The accounts to be credited will be designated by the underwriters or agents of such Debt Securities or by the Company, if such Debt Securities are offered and sold directly by the
Company. Ownership of beneficial interests in such Global Security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in such Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the Depositary or its nominee for such Global Security. Ownership of beneficial interests in such Global Security by persons that hold through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in such Global Securities.

        So long as the Depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the Indenture. Unless otherwise specified in the applicable Prospectus Supplement, owners of beneficial interests in such Global Security will not be entitled to have Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in certified form and will not be considered the holders thereof for any purposes under the Indenture. Accordingly, each person owning a beneficial interest in such Global Security must rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indenture. If the Company requests any action of holders or if an owner of a beneficial interest in such Global Security desires to give any notice or take any action a holder is entitled to give or take under the Indenture, the Depositary will authorize the participants to give such notice or take such action, and participants would authorize beneficial owners owning through such participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

        Notwithstanding any other provisions to the contrary in the Indenture, the rights of the beneficial owners of the Debt Securities to receive payment of the principal and premium, if any, of and interest on such Debt Securities, on or after the respective due dates expressed in such Debt Securities, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the beneficial owners.

        Principal of and any interest on a Global Security will be payable in the manner described in the applicable Prospectus Supplement.

Consolidation, Merger and Sale of Assets
----------------------------------------
        The Company, without any required consent of holders of outstanding Debt Securities, may not consolidate with or merge into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its property or assets to any person unless (a) the Company is the surviving corporation or the entity or the person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia; (b) the entity or person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Debt Securities and the Indenture; and (c) immediately prior to and after the transaction no Default (as defined in the Indenture) or Event of Default exists.

        Except as may be described in a Prospectus Supplement applicable to a particular series of Debt Securities, there are no covenants or other provisions in the Indenture providing for a put or increased interest or otherwise that would afford holders of Debt Securities additional protection in the event of a recapitalization transaction, a change of control of the Company or a highly leveraged transaction.

Certain Other Covenants
-----------------------
        The applicable Prospectus Supplement will describe any material covenants in respect of a series of Offered Debt Securities. Other than the covenants of the Company included in the Indenture as described above or as described in the applicable Prospectus Supplement, the Indenture will not provide holders of Debt Securities protection in the event of a highly-leveraged transaction, reorganization, restructuring, merger or similar transaction involving the Company which could adversely affect holders of Debt Securities.

Events of Default
-----------------
        Unless otherwise specified in the applicable Prospectus Supplement, the following will constitute Events of Default under the Indenture with respect to Debt Securities of any series: (a) failure to pay principal of any Debt Security of that series when due and payable at maturity, upon redemption or otherwise; (b) failure to pay any interest on any Debt Security of that series when due, and the Default continues for 30 days; (c) an Event of Default, as defined in the Debt Securities of that series, occurs and is continuing, or the Company fails to comply with any of its other agreements in the Debt Securities of that series or in the Indenture with respect to that series and the Default continues for the period and after the notice provided therein (and described below); and (d) certain events of bankruptcy, insolvency or reorganization. A Default under clause (c) above is not an Event of Default with respect to a particular series of Securities until the Trustee or the holders of at least 25% in principal amount of the then outstanding Securities of that series notify the Company of the Default and the Company does not cure the Default within 30 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

        If an Event of Default with respect to outstanding Debt Securities of any series (other than an Event or Default relating to certain events of bankruptcy, insolvency or reorganization) shall occur and be continuing, either the Trustee or the holders of at least 25% in principal amount of the outstanding Debt Securities of that series by notice, as provided in the Indenture, may declare the unpaid principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities, such lesser amount as may be specified in the terms of that series) of, and any accrued and unpaid interest on, all Debt Securities of that series to be due and payable immediately. However, at any time after a declaration of acceleration with respect to Debt Securities of any series has been made, but before a judgment or decree based on such acceleration has been obtained, the holders of a majority in principal amount of the outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration. For information as to waiver of defaults, see "Modification and Waiver" below.

        The Indenture will provide that, subject to the duty of the Trustee during an Event of Default to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under the applicable Indenture at the request or direction of any of the holders, unless such holders shall have offered to the Trustee reasonable security or indemnity. Subject to certain provisions, including those requiring security or indemnification of the Trustee, the holders of a majority in principal amount of the outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of that series.

        The Company will be required to furnish to the Trustee under the Indenture annually a statement as to the performance by the Company of its obligations under that Indenture and as to any default in such performance.


Modification and Waiver
-----------------------
        Subject to certain exceptions, the Company and the Trustee may amend the Indenture or the Debt Securities with the written consent of the holders of a majority in principal amount of the then outstanding Debt Securities of each series affected by the amendment with each series voting as a separate class. The holders of a majority in principal amount of the then outstanding Debt Securities of any series may also waive compliance in a particular instance by the Company with any provision of the Indenture with respect to the Debt Securities of that series; provided, however, that without the consent of each holder of Debt Securities affected, an amendment or waiver may not (i) reduce the percentage of the principal amount of Debt Securities whose holders must consent to an amendment or waiver; (ii) reduce the rate or change the time for payment of interest on any Debt Security; (iii) reduce the principal of or change the fixed maturity of any Debt Security, or alter the redemption provisions which respect thereto; (iv) make any Debt Security payable in money other than that stated in the Debt Security; (v) make any change in the provisions concerning waivers of Default or Events of Default by holders or the rights of holders to recover the principal of, or interest on, any Debt Security; or (vi) waive a default in the payment of the principal of, or interest on, any Debt Security, except as otherwise provided in the Indenture. The Company and the Trustee may amend the Indenture or the Debt Securities without notice to or the consent of any holder of a Debt
Security: (i) to cure any ambiguity, defect or inconsistency; (ii) to comply with the Indenture's provisions with respect to successor corporations; (iii) to comply with any requirements of the Commission in connection with the qualification of the Indenture under the TIA; (iv) to provide for Debt Securities in addition to or in place of certificated Debt Securities; (v) to add to, change or eliminate any of the provisions of the Indenture in respect of one of more series of Debt Securities, provided, however, that any such addition, change or elimination (A) shall neither (1) apply to any Debt Security of any series created prior to the execution of such amendment and entitled to the benefit of such provision, nor (2) modify the rights of a holder of any such Debt Security with respect to such provision, or (B) shall become effective only when there is no outstanding Debt Security of any series created prior to such amendment and entitled to the benefit of such provision; (vi) to make any change that does not adversely affect in any material respect the interest of any holder; or (vii) to establish additional series of Debt Securities as permitted by the Indenture.

        Subject to certain exceptions, the holders of a majority in principal amount of the then outstanding Debt Securities of any series, by notice to the Trustee, may waive an existing Default or Event of Default and its consequences except a Default or Event of Default in the payment of the principal of, or any interest on, any Debt Security with respect to the Debt Securities of that series.


Termination of the Company's Obligations under the Debt Securities and the Indenture

        Except as otherwise described below, the Company may terminate its obligations under the Debt Securities and the Indenture with respect to the Debt Securities if:

        (a) all previously authenticated and delivered Debt Securities (other than destroyed, lost or stolen Debt Securities which have been replaced or Debt Securities which are paid or Debt Securities for whose payment money or securities has theretofore been held in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it under the Indenture; or

        (b) (1) the Debt Securities mature within one year; and

            (2) the Company irrevocably deposits in trust with the Trustee during such one-year period, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds solely for the benefit of the holders of Debt Securities for that purpose, money or U.S. government obligations, or a combination thereof, with the U.S. government obligations maturing as to principal and interest in such amounts and at such times as are sufficient, without consideration of any reinvestment of such interest, to pay principal of and interest on the Debt Securities to maturity and to pay all other sums payable by it under the Indenture; or

        (c) (1) the Company irrevocably deposits in trust with the Trustee under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds solely for the benefit of the holders of Debt Securities for that purpose, money or U.S. government obligations, or a combination thereof, with the U.S. government obligations maturing as to principal and interest in such amounts and at such times as are sufficient, without consideration of any reinvestment of such interest, to pay principal of and interest on the Debt Securities to maturity;

             (2) the Company shall have delivered to the Trustee (A) a ruling directed to the Trustee received from the Internal Revenue Service to the effect that the holders of the Debt Securities will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of its option under this clause (c) and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised, or (B) an opinion of counsel to the same effect as the ruling described in subclause
(A) above accompanied by a ruling to that effect published by the Internal Revenue Service, unless there has been a change in the applicable federal income tax law since the date of the Indenture such that a ruling from the Internal Revenue Service is no longer required;

             (3) the Company has paid or caused to be paid all sums then payable by the Company under the Indenture; and

             (4) the Company has delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for in this clause (c) relating to termination of obligations of the Company have been complied with.

        The Company's obligations under sections of the Indenture relating to the registrar and the paying agent, their obligations, the maintenance of a list of holders, transfers of Debt Securities, replacement of securities, payment (together with payment obligations under the Debt Securities), compensation and indemnity of the Trustee, replacement of the Trustee and repayment to the Company of excess money held by the Trustee or the paying agent, shall survive until the Debt Securities are no longer outstanding. If the ruling from the Internal Revenue Service or opinion of counsel referred to in clause (c)(2) above is based on or assumes that the Company's payment obligations under the Indenture or its payment obligations under the Debt Securities will continue (or is silent with respect thereto), then such discharge shall constitute only a "covenant defeasance" and, consequently, the Company shall remain liable for the payment of the Debt Securities. However, if and when a ruling from the Internal Revenue Service or opinion of counsel referred to in clause (c)(2) above is able to be provided specifically without regard to, and not in reliance upon, the continuance of the Company's payment obligations under the Indenture and its payment obligations under the Debt Securities, then the Company's payment obligations under the Indenture and the Debt Securities shall cease upon delivery to the Trustee of such ruling or opinion of counsel and compliance with the other conditions precedent provided for in clause (c) above relating to the satisfaction and discharge of the Indenture. In such a case (a "legal defeasance") holders would be able to look only to the trust fund for payment of principal and any interest on the Debt Securities.

Regarding the Trustees
----------------------
        The Trustee with respect to the first series of Debt Securities, if any, will be identified in the Prospectus Supplement relating to such Debt Securities. Other Trustees may be designated for any subsequent series of Debt Securities. The Indenture and provisions of the TIA incorporated by reference therein, contain certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The Trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with the Company and its affiliates; provided, however, that if it acquires any conflicting interest (as defined), it must eliminate such conflict or resign.

        The holders of a majority in principal amount of the then outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee. The TIA and the Indenture provide that in case an Event of Default shall occur (and be continuing), the Trustee will be required, in the exercise of its rights and powers, to use the degree of care and skill of a prudent man in the conduct of his own affairs. Subject to such provision, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the holders of the Debt Securities issued thereunder, unless they have offered to the Trustee indemnity satisfactory to it.


                             DESCRIPTION OF WARRANTS

        The Company may issue Debt Warrants as well as Equity Warrants. Warrants may be issued independently or together with any Securities and may be attached to or separate from such securities. The Warrants are to be issued under warrant agreements (each a "Warrant Agreement") to be entered into between the Company and a bank or trust company, as warrant agent (the "Warrant Agent"), all as shall be set forth in the Prospectus Supplement relating to Warrants being offered pursuant thereto. As of the date hereof, the Company has no Warrants outstanding.

Debt Warrants
-------------
        The applicable Prospectus Supplement will describe the terms of Debt Warrants offered thereby, the Warrant Agreement relating to such Debt Warrants and the debt warrant certificates representing such Debt Warrants ("Debt Warrant Certificates"), including the following: (1) the title of such Debt Warrants; (2) the aggregate number of such Debt Warrants; (3) the price or prices at which such Debt Warrants will be issued; (4) the designation, aggregate principal amount and terms of the Debt Securities purchasable upon exercise of such Debt Warrants, and the procedures and conditions relating to the exercise of such Debt Warrants; (5) the designation and terms of any related Debt Securities with which such Debt Warrants are issued, and the number of such Debt Warrants issued with each such Debt Security; (6) the date, if any, on and after which such Debt Warrants and the related Debt Securities will be separately transferable; (7) the principal amount of Debt Securities purchasable upon exercise of each Debt Warrant; (8) the date on which the right to exercise such Debt Warrants will commence, and the date on which such right will expire; (9) the maximum or minimum number of such Debt Warrants which may be exercised at any time; (10) a discussion of any material federal income tax considerations; and (11) any other terms of such Debt Warrants and terms, procedures and limitations relating to the exercise of such Debt Warrants.

        Debt Warrant Certificates will be exchangeable for new Debt Warrant Certificates of different denominations, and Debt Warrants may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement. Prior to the exercise of their Debt Warrants, holders of Debt Warrants will not have any of the rights of holders of the Debt Securities purchasable upon such exercise and will not be entitled to payment of principal of or any premium or interest on the Debt Securities purchasable upon such exercise.

Equity Warrants
---------------
        The applicable Prospectus Supplement will describe the terms of Equity Warrants offered thereby, the Warrant Agreement relating to such Equity Warrants and the equity warrant certificates representing such Equity Warrants ("Equity Warrant Certificates" and together with Debt Warrant Certificates, "Warrant Certificates"), including the following: (1) the title of such Equity Warrants; (2) the Securities (i.e. Preferred Stock or Common Stock) for which such Equity Warrants are exercisable; (3) the price or prices at which such Equity Warrants will be issued; (4) if applicable, the designation and terms of the Preferred Stock or Common Stock with which such Equity Warrants are issued, and the number of such Equity Warrants issued with each such share of Preferred Stock or Common Stock; (5) if applicable, the date on and after which such Equity Warrants and the related Preferred Stock or Common Stock will be separately transferable; (6) if applicable, a discussion of any material federal income tax considerations; and (7) any other terms of such Equity Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Equity Warrants.

        Equity Warrant Certificates will be exchangeable for new Equity Warrant Certificates of different denominations, and Equity Warrants may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement. Holders of Equity Warrants will not be entitled, by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice as stockholders with respect to any meeting of stockholders for the election of directors of the Company or any other matter, or to exercise any rights whatsoever as stockholders of the Company.

Exercise of Warrants
--------------------
        Each Warrant will entitle the holder to purchase for cash such principal amount of Securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the Prospectus Supplement relating to the Warrants offered thereby. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the Prospectus Supplement relating to the Warrants offered thereby. After the close of business on the expiration date, unexercised Warrants will become void.

        Warrants may be exercised as set forth in the Prospectus Supplement relating to the Warrants offered thereby. Upon receipt of payment and the Warrant Certificate properly completed and duly executed at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement, the Company will, as soon as practicable, forward the Securities purchasable upon such exercise. If less than all of the Warrants represented by such Warrant Certificate are exercised, a new Warrant Certificate will be issued for the remaining Warrants.


                         DESCRIPTION OF PREFERRED STOCK

        The following description of the terms of the Preferred Stock sets forth certain general terms and provisions of the Preferred Stock to which any Prospectus Supplement may relate. Certain other terms of any series of the Preferred Stock offered by any Prospectus Supplement will be described in such Prospectus Supplement. The description of certain provisions of the Preferred Stock set forth below and in any Prospectus Supplement does not purport to be complete and is subject to and qualified in its entirety by reference to the Company's Restated Certificate of Incorporation (the "Certificate of Incorporation"), and the certificate of designation (a "Certificate of Designation") relating to each series of the Preferred Stock which will be filed with the Commission and incorporated by reference in the Registration Statement of which this Prospectus is a part at or prior to the time of the issuance of such series of the Preferred Stock.

General
-------
        The Company has the authority to issue 25,000,000 shares of preferred stock, $1.00 par value per share ("preferred stock of the Company," which term, as used herein, includes the Preferred Stock offered hereby).

        The Company has authorized 600,000 shares of Series A Junior Participating Preferred Stock ("Junior Preferred Stock") in connection with the Company's dividend distribution of one Preferred Share Purchase Right for each outstanding share of its Common Stock. Each Right entitles its holder to buy one one-hundredth of a share of the Junior Preferred Stock at an exercise price of $60 per share. The Rights only become exercisable if a person or group acquires or makes an offer to acquire 15 percent or more of the Company's Common Stock. As of the date hereof, the Company has no Preferred Stock outstanding.

        Under the Certificate of Incorporation, the Board of Directors of the Company is authorized without further stockholder action to designate and provide for the issuance of up to 25,000,000 shares of preferred stock of the Company, in one or more series, with such voting powers, full or limited, and with such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issue of a series of such stock adopted, at any time or from time to time, by the Board of Directors of the Company (as used herein the term "Board of Directors of the Company" includes any duly authorized committee thereof).

        The Preferred Stock shall have the dividend, liquidation, redemption and voting rights set forth below unless otherwise provided in a Prospectus Supplement relating to a particular series of the Preferred Stock. Reference is made to the Prospectus Supplement relating to the particular series of the Preferred Stock offered thereby for specific terms, including: (i) the designation and stated value per share of such Preferred Stock and the number of shares offered; (ii) the amount of liquidation preference per share; (iii) the initial public offering price at which such Preferred Stock will be issued; (iv) the dividend rate (or method of calculation), the dates on which dividends shall be payable and the dates from which dividends shall commence to cumulate, if any; (v) any redemption or sinking fund provisions; (vi) any conversion or exchange rights; and (vii) any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

        The Preferred Stock will, when issued, be fully paid and nonassessable and will have no preemptive rights. The rights of the holders of each series of the Preferred Stock will be subordinate to those of the Company's general creditors.

Dividend Rights
---------------
        Holders of the Preferred Stock of each series will be entitled to receive, when, as and if declared by the Board of Directors of the Company, out of funds of the Company legally available therefor, cash dividends on such dates and at such rates as are set forth in, or as are determined by the method described in, the Prospectus Supplement relating to such series of the Preferred Stock. Such rate may be fixed or variable or both. Each such dividend will be payable to the holders of record as they appear on the stock books of the Company on such record dates, fixed by the Board of Directors of the Company, as specified in the Prospectus Supplement relating to such series of Preferred Stock.

        Such dividends may be cumulative or noncumulative, as provided in the Prospectus Supplement relating to such series of Preferred Stock. If the Board of Directors of the Company fails to declare a dividend payable on a dividend payment date on any series of Preferred Stock for which dividends are noncumulative, then the right to receive a dividend in respect of the dividend period ending on such dividend payment date will be lost, and the Company will have no obligation to pay any dividend for such period, whether or not dividends on such series are declared payable on any future dividend payment dates. Dividends on the shares of each series of Preferred Stock for which dividends are cumulative will accrue from the date on which the Company initially issues shares of such series.

        Unless otherwise specified in the applicable Prospectus Supplement, so long as the shares of any series of the Preferred Stock are outstanding, unless (i) full dividends (including if such Preferred Stock is cumulative, dividends for prior dividend periods) have been paid or declared and set apart for payment on all outstanding shares of the Preferred Stock of such series and all other classes and series of preferred stock of the Company (other than Junior Stock, as defined below) and (ii) the Company is not in default or in arrears with respect to the mandatory or optional redemption or mandatory repurchase or other mandatory retirement of, or with respect to any sinking or other analogous funds for, any shares of Preferred Stock of such series or any shares of any other preferred stock of the Company of any class or series (other than Junior Stock), the Company may not declare any dividends on any shares of Common Stock of the Company or any other stock of the Company ranking as to dividends or distributions of assets junior to such series of Preferred Stock (the Common Stock and any such other stock being herein referred to as "Junior Stock"), or make any payment on account of, or set apart money for, the purchase, redemption or other retirement of, or for a sinking or other analogous fund for, any shares of Junior Stock or make any distribution in respect thereof, whether in cash or property or in obligations of stock of the Company, other than in Junior Stock which is neither convertible into nor exchangeable or exercisable for, any securities of the Company other than Junior Stock.

Liquidation Preferences
-----------------------
        Unless otherwise specified in the applicable Prospectus Supplement, in the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of each series of the Preferred Stock will be entitled to receive out of the assets of the Company available for distribution to stockholders, before any distribution of assets is made to the holders of Common Stock or any other shares of stock of the Company ranking junior as to such distribution to such series of the Preferred Stock, the amount set forth in the Prospectus Supplement relating to such series of the Preferred Stock. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the amounts payable with respect to the Preferred Stock of any series and any other shares of preferred stock of the Company (including any other series of the Preferred Stock) ranking as to any such distribution on a parity with such series of the Preferred Stock are not paid in full, the holders of the Preferred Stock of such series and of such other shares of preferred stock of the Company will share ratably in any such distribution of assets of the Company in proportion to the full respective preferential amounts to which they are entitled. After payment to the holders of the Preferred Stock of each series of the full preferential amounts of the liquidating distribution to which they are entitled, unless otherwise provided in the applicable Prospectus Supplement, the holders of each such series of the Preferred Stock will be entitled to no further participation in any distribution of assets by the Company.

Redemption
----------
        A series of the Preferred Stock may be redeemable, in whole or from time to time in part, at the option of the Company, and may be subject to mandatory redemption pursuant to a sinking fund or otherwise, in each case upon terms, at the times and at the redemption prices set forth in the Prospectus Supplement relating to such series. Shares of the Preferred Stock redeemed by the Company will be restored to the status of authorized but unissued shares of preferred stock of the Company.

        In the event that fewer than all of the outstanding shares of a series of the Preferred Stock are to be redeemed, whether by mandatory or optional redemption, the number of shares to be redeemed will be determined by lot or pro rata (subject to rounding to avoid fractional shares) as may be determined by the Company or by any other method as may be determined by the Company in its sole discretion to be equitable. From and after the redemption date (unless default is made by the Company in providing for the payment of the redemption price plus cumulated and unpaid dividends, if any) dividends will cease to accumulate on the shares of the Preferred Stock called for redemption and all rights of the holders thereof (except the right to receive the redemption price plus accumulated and unpaid dividends, if any) will cease.

        Unless otherwise specified in the applicable Prospectus Supplement, so long as any dividends on shares of any series of the Preferred Stock or any other series of preferred stock of the Company ranking on a parity as to dividends and distribution of assets with such series of the Preferred Stock are in arrears, no shares of any such series of the Preferred Stock or such other series of preferred stock of the Company will be redeemed (whether by mandatory or optional redemption) unless all such shares are simultaneously redeemed, and the Company will not purchase or otherwise acquire any such shares; provided, however, that the foregoing will not prevent the purchase or acquisition of shares pursuant to a purchase or exchange offer made on the same terms to holders of all such shares outstanding.

Conversion and Exchange Rights
------------------------------
        The terms, if any, on which shares of Preferred Stock of any series may be exchanged for or converted into shares of Common Stock or another series of Preferred Stock will be set forth in the Prospectus Supplement relating thereto. Such terms may include provisions for conversion, either mandatory, at the option of the holder, or at the option of the Company, in which case the number of shares of Common Stock or the number of shares of another series of Preferred Stock to be received by the holders of Preferred Stock would be calculated as of a time and in the manner stated in the Prospectus Supplement.

Voting Rights
-------------
        Except as indicated in a Prospectus Supplement relating to a particular series of the Preferred Stock, or except as required by applicable law, the holders of the Preferred Stock will not be entitled to vote for any purpose.

                              PLAN OF DISTRIBUTION

        The Company may sell the Securities to one or more underwriters for public offering and sale by them or may sell the Securities to investors directly or through agents. Any such underwriter or agent involved in the offer and sale of Securities will be named in the applicable Prospectus Supplement. The Company has reserved the right to sell Securities directly to investors on its own behalf in those jurisdictions where and in such manner as it is authorized to do so.

        Underwriters may offer and sell Securities at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The Company also may, from time to time, authorize dealers, acting as the Company's agents, to offer and sell Securities upon the terms and conditions as are set forth in the applicable Prospectus Supplement. In connection with the sale of Securities, underwriters may receive compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the Securities for whom they may act as agent. Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

        Any underwriting compensation paid by the Company to underwriters or agents in connection with the offering of Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable Prospectus Supplement. Dealers and agents participating in the distribution of Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Securities may be deemed to be underwriting discounts and commissions. Underwriters, dealers and agents may be entitled, under agreements entered into with the Company, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933.

        If so indicated in the Prospectus Supplement, the Company will authorize dealers acting as the Company's agents to solicit offers by certain institutions to purchase the Securities from the Company at the public offering price set forth in the applicable Prospectus Supplement pursuant to delayed delivery contracts ("Contracts") providing for payment and delivery on the date or dates stated in such Prospectus Supplement. Each Contract will be for an amount not less than the amounts stated in the applicable Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions but will in all cases be subject to the approval of the Company. Contracts will not be subject to any conditions except (i) the purchase by the institution of the Securities covered by its Contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (ii) if the Securities are being sold to underwriters, the Company shall have sold to such underwriters the total amount specified in the applicable Prospectus Supplement. A commission indicated in the applicable Prospectus Supplement will be paid to underwriters and agents soliciting purchases of Securities pursuant to Contracts accepted by the Company.

                                  LEGAL MATTERS

        Certain legal matters with respect to the Securities offered hereby will be passed upon for the Company by Latham & Watkins, San Francisco, California. Certain legal matters will be passed upon for any agents or underwriters by counsel for such agents or underwriters identified in the applicable Prospectus Supplement.


                                     EXPERTS

         The consolidated financial statements of Thiokol Corporation incorporated by reference in Thiokol Corporation's Annual Report (Form 10-K) for the year ended June 30, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


============================================= =================================

      No  dealer,  salesperson  or any other
person  has  been  authorized  to  give  any
information  or to make  any  representation
in connection  with this offering other than                [LOGO]
those contained in this Prospectus,  and, if
given   or   made,   such   information   or
representation  must not be  relied  upon as
having been so  authorized by the Company or
any  Underwriter.  This  Prospectus does not         Thiokol Corporation
constitute   an   offer   to   sell   or   a
solicitation  of an offer  to buy by  anyone
in any  jurisdiction  in which such offer to            $300,000,000
sell  is not  authorized,  or in  which  the
person is not  qualified  to do so or to any
person to whom it is  unlawful  to make such           Debt Securities
offer   or    solicitation.    Neither   the   Warrants to Purchase Debt Securities
delivery  of this  Prospectus  nor any  sale   Warrants to Purchase Equity Securities
hereunder  shall,  under any  circumstances,              Preferred Stock
create any  implication  that there has been               Common Stock
no  change  in the  affairs  of the  Company
since   the   date   hereof   or  that   the
information  contained  herein is correct as
of any time subsequent to its date.








                                                          ----------
                                                          PROSPECTUS
                                                          ----------



             TABLE OF CONTENTS

                                      Page

Available Information................    2
Information Incorporated by Reference    2                 _________, 1996
The Company..........................    3
Use of Proceeds......................    4
Ratios of Earnings to Fixed Charges..    4
General Description of Securities...     5
Description of Debt Securities.......    5
Description of Warrants...............  13
Description of Preferred Stock........  14
Plan of Distribution..................  18
Legal Matters.........................  19
Experts...............................  19




=============================================       ===========================


                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution


        The expenses to be paid by the Company in connection with the distribution of the securities being registered are as set forth in the following table:


Securities and Exchange Commission Fee........................         $103,449
*Rating Agency Fee............................................          120,000
*Legal Fees and Expenses......................................           50,000
*Accounting Fees and Expenses.................................           15,000
*Printing and Engraving Expenses..............................           10,000
*Blue Sky Fees................................................           10,000
*Trustee/Issuing & Paying Agent Fees and Expenses.............           10,000
*Miscellaneous................................................            6,551
                                                                      ---------

       *Total.................................................         $325,000
                                                                       ========



* Estimated.


Item 15.  Indemnification of Directors and Officers

 The Company has the power,  pursuant to Section 145 of the Delaware  General
Corporation Law, to limit the liability of its directors from certain breaches of fiduciary duty and to indemnify its directors, officers and other persons for certain acts.

Articles NINTH of the Company's Certificate of Incorporation provide as follows:

"NINTH:A. A director of the Corporation shall not be personally liable to the
       Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. Any repeal or modification of this Section A by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

       B. (1) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in paragraph (2) of this Section B with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section B shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section B or otherwise.

       (2) If a claim under paragraph (1) of this Section B is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

       (3) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section B shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

       (4) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

       (5) The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any agent of the Corporation to the fullest extent of the provisions of this Section B with respect to the indemnification and advancement of expenses of directors, officers and employees of the Corporation.

Item 16.  Exhibits and Financial Statement Schedules

(a) Exhibits:

         4(a) Restated Certificate of Incorporation of the Company, which was filed as Exhibit 3 to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1989, and is incorporated by reference herein.

         4(b) Bylaws of the Company, as amended to date, which were filed as Exhibit 3 to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1993, and are incorporated by reference herein.

         4(c) Rights Agreement dated January 26, 1989, between the Company and The First National Bank of Chicago, which was filed as
                Exhibit 1 filed with the Company's Form 8-A dated February 8, 1989, and is incorporated by reference herein.

         4(d) Amendment to Rights Agreement between the Company and The First National Bank of Chicago, dated June 22, 1989, which was filed as Exhibit 2 filed with the Company's Report on Form 8-K dated July 3, 1989, and is incorporated by reference herein.

         4(e) Amendment No. 2 to Rights Agreement between the Company and The First National Bank of Chicago, dated January 18, 1990, which was filed as Exhibit 3 filed with the Company's Report on Form 8-K dated January 18, 1990, and is incorporated by reference herein.

         4(f)   Form of Indenture.

         4(g)*  Form of Warrant Agreement for Equity Securities.

         4(h)*  Form of Warrant Agreement for Debt Securities.

         5      Opinion of Latham & Watkins.

         12     Statement regarding Computation of Ratios.

         23(a)  Consent of Ernst & Young LLP.

         23(b)  Consent of Latham & Watkins (included in Exhibit 5).

         24     Powers of Attorney.

-----------------
* To be filed by amendment or incorporated by reference in connection with the offering of the Securities.

Item 17.  Undertakings

         (a)  The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i)  To  include  any   prospectus   required  by  Section
           10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the information required to be included in a post-effective amendment by paragraphs (a)(1)(i) and (a)(1)(ii) above may be contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 and (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (e) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Registration S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         (j) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under Subsection (a) of Section 310 of the Trust Indenture Act (the "Act") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ogden, Utah on March 15, 1996.



                                            THIOKOL CORPORATION

                                               s/James R. Wilson
                                            By --------------------------------
                                               James R. Wilson
                                               Chairman of the Board, President
                                               and Chief Executive Officer



                                POWER OF ATTORNEY
                                -----------------

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint James R. Wilson and Richard
L. Corbin, and each of them, with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agent to act for him in his name, place and stead, in any and all capacities, to sign a registration statement on Form S-3 and any or all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by each of the following persons in the capacities and on the dates indicated.
      Signature                        Title                        Date
      ---------                        -----                        ----
s/James R. Wilson                Chairman of the Board,         March 15, 1996
----------------------           President and Chief
(James R. Wilson)                Executive Officer

s/Richard L. Corbin              Senior Vice President          March 15, 1996
----------------------           and Chief Financial
(Richard L. Corbin)              Officer

s/Michael R. Ayers
----------------------           Vice President and             March 15, 1996
(Michael R. Ayers)               Controller

s/
----------------------
(Neil A. Armstrong)              Director                       March 15, 1996

s/
----------------------
(Michael P.C. Carns)             Director                       March 15, 1996

s/Edsel D. Dunford
----------------------
(Edsel D. Dunford)               Director                       March 15, 1996

s/U. Edwin Garrison
----------------------
(U. Edwin Garrison)              Director                       March 15, 1996

s/L. Dennis Kozlowski
----------------------
(L. Dennis Kozlowski)            Director                       March 15, 1996

s/Charles S. Locke
----------------------
(Charles S. Locke)               Director                       March 15, 1996

s/James M. Ringler
----------------------
(James M. Ringler)               Director                       March 15, 1996

s/William O. Studeman
----------------------
(William O. Studeman)            Director                       March 15, 1996

s/Donald C. Trauscht
----------------------
(Donald C. Trauscht)             Director                       March 15, 1996

                                                                  Exhibit 23(a)


                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3; No. 333- ) and related Prospectus of Thiokol Corporation and to the incorporation by reference therein of our report dated July 31, 1995, with respect to the financial statements of Thiokol Corporation included in its Annual Report (Form 10-K) for the year ended June 30, 1995, filed with the Securities and Exchange Commission.


                                            Ernst & Young LLP


Salt Lake City, Utah
March 15, 1996

                                  EXHIBIT INDEX
4(a) Restated Certificate of Incorporation of the Company, which was filed as Exhibit 3 to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1989, and is incorporated by reference herein.

4(b)    Bylaws of the  Company,  as  amended  to date,  which  were  filed as
        Exhibit 3 to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1993, and are incorporated by reference herein.

4(c) Rights Agreement dated January 26, 1989, between the Company and The First National Bank of Chicago, which was filed as Exhibit 1 filed with the Company's Form 8-A dated February 8, 1989, and is incorporated by reference herein.

4(d) Amendment to Rights Agreement between the Company and The First National Bank of Chicago, dated June 22, 1989, which was filed as
        Exhibit 2 filed with the Company's Report on Form 8-K dated July 3, 1989, and is incorporated by reference herein.

4(e) Amendment No. 2 to Rights Agreement between the Company and The First National Bank of Chicago, dated January 18, 1990, which was filed as
        Exhibit 3 filed with the Company's Report on Form 8-K dated January 18, 1990, and is incorporated by reference herein.

4(f)    Form of Indenture.

4(g)*   Form of Warrant Agreement for Equity Securities.

4(h)*   Form of Warrant Agreement for Debt Securities.

5       Opinion of Latham & Watkins.

12      Statement regarding Computation of Ratios.

23(a)   Consent of Ernst & Young LLP.

23(b)   Consent of Latham & Watkins (included in Exhibit 5).

24      Powers of Attorney.

---------------
* To be filed by amendment or incorporated by reference in connection with the offering of the Securities.

                                                                 Exhibit 4(f)



                              THIOKOL CORPORATION,
                                    as Issuer

                                       and

                          [                            ],
                                   as Trustee




                             ----------------------



                                    INDENTURE

                         dated as of ___________, 199__






                             ---------------------

                             CROSS-REFERENCE TABLE*

Trust Indenture
  Act Section                                                 Indenture Section
---------------                                               -----------------
310(a)(1)................................................................. 7.10
    (a)(2)................................................................ 7.10
    (a)(3)................................................................ N.A.
    (a)(4)................................................................ N.A.
    (a)(5)................................................................ 7.10
    (b)............................................................. 7.08; 7.10
    (c)................................................................... N.A.
311(a).................................................................... 7.11
    (b)................................................................... 7.11
    (c)................................................................... N.A.
312(a).................................................................... 2.05
    (b)...................................................................10.03
    (c)...................................................................10.03
313(a).................................................................... 7.06
    (b)................................................................... 7.06
    (c)............................................................ 7.06; 10.02
    (d)................................................................... 7.06
314(a) ................................................... .........4.03; 10.02
    (b)................................................................... N.A.
    (c)(1) ...............................................................10.04
    (c)(2)............................................................... 10.04
    (c)(3) ............................................................... N.A.
    (d)................................................................... N.A.
    (e) ..................................................................10.05
    (f) ...................................................................N.A.
315(a) .............................................................7.01(b)(ii)
    (b) ............................................................7.05; 10.02
    (c) ................................................................7.01(a)
    (d) ............................................................... 7.01(d)
    (e) .................................................................. 6.11
316(a)(last sentence) .................................................... 2.09
    (a)(1)(A)............................................................. 6.05
    (a)(1)(B) ............................................................ 6.04
    (a)(2) ............................................................... N.A.
    (b) .................................................................. 6.07
    (c) ............................................................ 2.13; 9.03
317(a)(1) ................................................................ 6.08
    (a)(2) ............................................................... 6.09
    (b) .................................................................. 2.04
318(a)................................................................... 10.01
    (b)................................................................... N.A.
    (c)...................................................................10.01

N.A. means not applicable.
----------------------------
*This Cross-Reference Table is not part of the Indenture.

        INDENTURE dated as of _____________, 199__ between Thiokol Corporation, a Delaware corporation (the "Company"), and ____________________________, a ______________________, as Trustee (the
"Trustee").

        The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness to be issued in one or more series (the "Securities"), as herein provided, up to such principal amount as may from time to time be authorized in or pursuant to one or more resolutions of the Board of Directors or by supplemental indenture.

        Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of each series of the
Securities:

                                    ARTICLE 1

                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01.     Certain Definitions.
-------------     --------------------
        "Affiliate" means any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting stock, by agreement or otherwise; provided, however, that beneficial ownership of 20% or more of the voting stock of a Person shall be deemed to be control.

         "Agent" means any Registrar, Paying Agent, authenticating agent or co-Registrar.

         "Board of Directors" means the Board of Directors of the Company or any authorized committee thereof.

         "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification (and delivered to the Trustee, if appropriate).

         "Commission" means the Securities and Exchange Commission.

         "Company" means the party named as such above until a successor replaces it pursuant to this Indenture and thereafter means the successor.

         "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

         "Global Security" shall mean a Security issued to evidence all or a part of any series of Securities that is executed by the Company and authenticated and delivered by the Trustee to a depositary or pursuant to such depositary's instructions, all in accordance with this Indenture and pursuant to an Officer's Certificate, which shall be registered as to principal and interest in the name of such depositary or its nominee.

         "Holder" or "Securityholder" means a Person in whose name a Security is registered in the register of Securities kept by the Registrar.

         "Indenture" means this Indenture, as amended or supplemented from time to time.

        "Interest," when used with respect to an Original Issue Discount Security which by its terms bears interest only after maturity, means interest payable after maturity.

         "Officer" means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, any Vice-President, the Treasurer, the Controller, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Company.

         "Officers' Certificate" means a certificate signed by two Officers, one of whom must be the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or principal accounting officer of the Company.

         "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

         "Original Issue Discount Security" means any Security which provides that an amount less than its principal amount is due and payable upon acceleration after an Event of Default.

         "Person" means any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Principal" of a Security means the principal amount due on the stated maturity of the Security plus the premium, if any, on the Security.

         "Securities" means the Securities authenticated and delivered under this Indenture.

         "Securities Act" means the Securities Act of 1933, as amended from time to time.

        "Subsidiary" means any corporation, partnership or limited liability company of which the Company, or the Company and one or more Subsidiaries, or any one or more Subsidiaries, directly or indirectly own (i) in the case of a corporation, voting securities entitling the holders thereof to elect a majority of the directors, either at all times or so long as there is no default or contingency which permits the holders of any other class of securities to vote for the election of one or more directors, (ii) in the case of a partnership, at least a majority of the general partnership interests and at least a majority of total outstanding partnership interests or (iii) in the case of a limited liability company, at least a majority of the membership interests.

        "TIA" means the Trust Indenture Act of 1939, as amended from time to time, and as in effect on the date of execution of this Indenture.

        "Trustee" means the party named as such above until a successor becomes such pursuant to this Indenture and thereafter means or includes each party who is then a trustee hereunder, and if at any time there is more than one such party, "Trustee" as used with respect to the Securities of any series means the Trustee with respect to Securities of that series. If Trustees with respect to different series of Securities are trustees under this Indenture, nothing herein shall constitute the Trustees co-trustees of the same trust, and each Trustee shall be the trustee of a trust separate and apart from any trust administered by any other Trustee with respect to a different series of Securities.

        "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.




Section 1.02.     Other Definitions.
-------------     ------------------
                              Term                         Defined in Section
                              ----                         ------------------

"Bankruptcy Law"......................................             6.01
"Custodian"...........................................             6.01
"Event of Default"....................................             6.01
"Legal Holiday".......................................            10.07
"Paying Agent"........................................             2.03
"redemption price"....................................             3.03
"Registrar"...........................................             2.03
"U.S. Government Obligations".........................             8.01


Section 1.03.     Incorporation by Reference of Trust Indenture Act.
-------------     --------------------------------------------------
         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

        "indenture securities" means the Securities.

        "indenture securityholder" means a Securityholder.

        "indenture to be qualified" means this Indenture.

        "indenture trustee" or "institutional trustee" means the Trustee.

        "obligor" on the Securities means the Company.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

Section 1.04.     Rules of Construction.
-------------     ----------------------
         Unless the context otherwise requires:

         (i)      a term has the meaning assigned to it;

         (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

         (iii)    "or" is not exclusive;

         (iv) words in the singular include the plural, and in the plural include the singular; and

         (v)      provisions apply to successive events and transactions.



                                    ARTICLE 2

                                 THE SECURITIES

Section 2.01.     Unlimited In Amount, Issuable In Series, Form and Dating.
-------------     ---------------------------------------------------------
         The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series:

                  (a) the title of the Securities of the series (which shall distinguish the Securities of the series from all other Securities);

                  (b) any limit upon the aggregate principal amount of Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to this Article
         2);

                  (c) the date or dates on which the principal of the Securities of the series is payable;

                  (d) the rate or rates at which the Securities of the series shall bear interest, if any, or the manner in which such rate or rates shall be determined, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and the record dates for the determination of Holders to whom interest is payable;

                  (e) the place or places where the principal of and any interest on Securities of the series shall be payable, if other than as provided herein;

                  (f) the price or prices at which (if any), the period or periods within which (if any) and the terms and conditions upon which (if other than as provided herein) Securities of the series may be redeemed, in whole or in part, at the option, or as an obligation, of the Company;

                  (g) the obligation, if any, of the Company to redeem, purchase or repay Securities of the series, in whole or in part, pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the price or prices at which and the period and periods within which and the terms and conditions upon which Securities of the series shall be redeemed, purchased or repaid pursuant to such obligation;

                  (h) if other than denominations of $1,000 and any multiple thereof, the denominations in which Securities of the series shall be issuable;

                  (i) if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.02 hereof;

                  (j) any addition to or change in the covenants set forth in
         Article 4 which applies to Securities of the series;

                  (k) any Events of Default with respect to the Securities of a particular series, if not set forth herein;

                  (l)  the Trustee for the series of Securities;

                  (m) whether the Securities of the series shall be issued in whole or in part in the form of a Global Security or Securities; the terms and conditions, if any, upon which such Global Security or Securities may be exchanged in whole or in part for other individual Securities, and the depositary for such Global Security and Securities;

                  (n) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture, but which may modify or delete any provision of this Indenture with respect to such series; provided, however, that no such term may modify or delete any provision hereof if imposed by the TIA; and provided, further, that any modification or deletion of the rights, duties or immunities of the Trustee hereunder shall have been consented to in writing by the Trustee).

        All Securities of any series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such Board Resolution or in any such indenture supplemental hereto.

        The principal of and any interest on the Securities shall be payable at the office or agency of the Company designated in the form of Security for the series (each such place herein called the "Place of Payment"); provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear in the register of Securities referred to in Section 2.03 hereof.

         Each Security shall be in one of the forms approved from time to time by or pursuant to a Board Resolution, or established in one or more indentures supplemental hereto. Prior to the delivery of a Security to the Trustee for authentication in any form approved by or pursuant to a Board Resolution, the Company shall deliver to the Trustee the Board Resolution by or pursuant to which such form of Security has been approved, which Board Resolution shall have attached thereto a true and correct copy of the form of

Security which has been approved by or pursuant thereto, or, if a Board Resolution authorizes a specific officer or officers to approve a form of Security, a certificate of such officer or officers approving the form of Security attached thereto.

        The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication.

Section 2.02.     Execution and Authentication.
-------------     -----------------------------
        Two Officers  shall sign the  Securities for the Company by manual or
facsimile   signature.   The  Company's  seal  shall  be  reproduced  on  the
Securities.

        If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

        A Security shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

        The Trustee shall authenticate Securities for original issue upon a written order of the Company signed by two Officers.

        The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

Section 2.03.     Registrar and Paying Agent.
-------------     ---------------------------
        The Company shall maintain an office or agency where Securities of a particular series may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities of that series may be presented for payment (a "Paying Agent"). The Registrar for a particular series of Securities shall keep a register of the Securities of that series and of their transfer and exchange. The Company may appoint one or more co-Registrars and one or more additional paying agents for each series of Securities. The term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent, Registrar or co-Registrar without prior notice to any Securityholder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.

        If the Company fails to maintain a Registrar or Paying Agent for any series of Securities, the Trustee shall act as such. The Company or any of its Affiliates may act as Paying Agent, Registrar or co-Registrar.

Section 2.04.     Paying Agent to Hold Money in Trust.
-------------     ------------------------------------
        Whenever the Company has one or more Paying Agents it will, prior to each due date of the principal of or interest on, any Securities, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

        The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent will hold in trust for the benefit of the Securityholders of the particular series for which it is acting, or the Trustee, all money held by the Paying Agent for the payment of principal or interest on the Securities of such series, and that such Paying Agent will notify the Trustee of any Default by the Company or any other obligor of the series of Securities in making any such payment and at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent. If the Company or an Affiliate acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Securityholders of the particular series for which it is acting all money held by it as Paying Agent. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon so doing, the Paying Agent (if other than the Company or an Affiliate of the Company) shall have no further liability for such money. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Securities.

Section 2.05.     Securityholder Lists.
-------------     ---------------------
        The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders, separately by series, and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders, separately by series, relating to such interest payment date or request, as the case may be.

Section 2.06.     Transfer and Exchange.
-------------     ----------------------
        Where Securities are presented to the Registrar or a co-Registrar with a request to register a transfer or to exchange them for an equal principal amount of Securities of like series of other authorized denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Company shall issue and the Trustee shall authenticate Securities at the Registrar's request.

        No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.10, 3.06 or 9.04).

        The Company need not issue, and the Registrar or co-Registrar need not register the transfer or exchange of, (i) any Security of a particular series during a period beginning at the opening of business 15 days before the day of any selection of Securities of that series for redemption under
Section 3.02 and ending at the close of business on the day of selection,  or
(ii) any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security of that series being redeemed in part.

Section 2.07.     Replacement Securities.
-------------     -----------------------
        If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security of like series if the Company's and the Trustee's requirements are met. The Trustee or the Company may require an indemnity bond to be furnished which is sufficient in the judgment of both to protect the Company, the Trustee, and any Agent from any loss which any of them may suffer if a Security is replaced. The Company may charge such Holder for its expenses in replacing a Security.

        Every replacement Security is an additional obligation of the Company and shall be entitled to all the benefit of the Indenture equally and proportionately with any and all other Securities of the same series.

Section 2.08.     Outstanding Securities.
-------------     -----------------------
        The Securities of any series outstanding at any time are all the Securities of that series authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, and those described in this Section as not outstanding.

        If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

        If Securities are considered paid under Section 4.01, they cease to be outstanding and interest on them ceases to accrue.

        Except as set forth in Section 2.09 hereof, a Security does not cease to be outstanding because the Company or an Affiliate holds the Security.

        For each series of Original Issue Discount Securities, the principal amount of such Securities that shall be deemed to be outstanding and used to determine whether the necessary Holders have given any request, demand, authorization, direction, notice, consent or waiver shall be the principal amount of such Securities that could be declared to be due and payable upon acceleration upon an Event of Default as of the date of such determination. When requested by the Trustee, the Company will advise the Trustee of such amount, showing its computations in reasonable detail.

 .ection 2.09.     Treasury Securities
-------------     -------------------
        In determining whether the Holders of the required principal amount of Securities of any series have concurred in any direction, waiver or consent, Securities owned by the Company or an Affiliate shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so considered.

Section 2.10.     Temporary Securities.
-------------     ---------------------
        Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities upon a written order of the Company signed by two Officers of the Company. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities.

        Holders of temporary securities shall be entitled to all of the benefits of this Indenture.

Section 2.11.     Cancellation.
-------------     -------------
        The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy such Securities (subject to the record retention requirements of the Exchange
Act). Certification of the destruction of all cancelled Securities shall be delivered to the Company. The Company may not issue new Securities to replace Securities that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12.     Defaulted Interest.
-------------     -------------------
        If the Company fails to make a payment of interest on any series of Securities, it shall pay such defaulted interest plus (to the extent lawful) any interest payable on the defaulted interest, in any lawful manner. It may elect to pay such defaulted interest, plus any such interest payable on it, to the Persons who are Holders of such Securities on which the interest is due on a subsequent special record date. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each such Security. The Company shall fix any such record date and payment date for such payment. At least 15 days before any such record date, the Company shall mail to Securityholders affected thereby a notice that states the record date, payment date, and amount of such interest to be paid.

Section 2.13.     Special Record Dates.
-------------     ---------------------
        (a) The Company may, but shall not be obligated to, set a record date for the purpose of determining the identity of Holders entitled to consent to any supplement, amendment or waiver permitted by this Indenture. If a record date is fixed, the Holders of Securities of that series outstanding on such record date, and no other Holders, shall be entitled to consent to such supplement, amendment or waiver or revoke any consent previously given, whether or not such Holders remain Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of Securities of that series required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

        (b) The Trustee may, but shall not be obligated to, fix any day as a record date for the purpose of determining the Holders of any series of Securities entitled to join in the giving or making of any notice of Default, any declaration of acceleration, any request to institute proceedings or any other similar direction. If a record date is fixed, the Holders of Securities of that series outstanding on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided, however, that no such action shall be effective hereunder unless taken on or prior to the date 90 days after such record date.

                                    ARTICLE 3

                                   REDEMPTION

Section 3.01.     Notices to Trustee.
-------------     -------------------
        If the Company elects to redeem Securities of any series pursuant to any optional redemption provisions thereof, it shall notify the Trustee of the redemption date and the principal amount of Securities of that series to be redeemed.

        The Company shall give each notice provided for in this Section in an Officers' Certificate at least 45 days before the redemption date (unless a shorter notice period shall be satisfactory to the Trustee), which notice shall specify the provisions of such Security pursuant to which the Company elects to redeem such Securities.

        If the Company elects to reduce the principal amount of Securities of any series to be redeemed pursuant to mandatory redemption provisions thereof, it shall notify the Trustee of the amount of, and the basis for, any such reduction. If the Company elects to credit against any such mandatory redemption Securities it has not previously delivered to the Trustee for cancellation, it shall deliver such Securities with such notice.

Section 3.02.     Selection of Securities to Be Redeemed
-------------     --------------------------------------
        If less than all the Securities of any series are to be redeemed, the Trustee shall select the Securities of that series to be redeemed by a method that complies with the requirements of any exchange on which the Securities of that series are listed, or, if the Securities of that series are not listed on an exchange, on a pro rata basis or by lot. The Trustee shall make the selection not more than 75 days and not less than 30 days before the redemption date from Securities of that series outstanding and not previously called for redemption. Except as otherwise provided as to any particular series of Securities, Securities and portions thereof that the Trustee selects shall be in amounts equal to the minimum authorized denomination for Securities of the series to be redeemed or any integral multiple thereof. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly in writing of the Securities or portions of Securities to be called for redemption.

Section 3.03.     Notice of Redemption.
-------------     ---------------------
        Except as otherwise provided as to any particular series of Securities, at least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption to each Holder whose

Securities are to be redeemed.

        The notice shall identify the Securities to be redeemed and shall state:

                  (1)    the redemption date;

                  (2) the redemption price fixed in accordance with the terms of the Securities of the series to be redeemed, plus accrued interest, if any, to the date fixed for redemption (the "redemption price");

                  (3) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion will be issued;

                  (4)    the name and address of the Paying Agent;

                  (5) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (6) that, unless the Company defaults in payment of the redemption price, interest on Securities called for redemption ceases to accrue on and after the redemption date;

                  (7) The paragraph of the series of Securities and/or Section of any supplemental indenture pursuant to which such Securities called for redemption are being redeemed; and

                  (8) the CUSIP number, if any, of the Securities to be redeemed.

        At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph. The notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice of the Holder of any Security shall not affect the validity of the proceeding for the redemption of any other Security.

Section 3.04.     Effect of Notice of Redemption.
-------------     -------------------------------
        Once notice of redemption is mailed in accordance with Section 3.03 hereof, Securities called for redemption become due and payable on the redemption date for the redemption price. Upon surrender to the Paying Agent, such Securities will be paid at the Redemption Price.

Section 3.05.     Deposit of Redemption Price.
-------------     ----------------------------
        On or before the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or any Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of all Securities called for redemption on that date other than Securities which have previously been delivered by the Company to the Trustee for cancellation. The Paying Agent shall return to the Company any money not required for that purpose.

Section 3.06.     Securities Redeemed in Part.
-------------     ----------------------------
        Upon surrender of a Security that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Security of like series equal in principal amount to the unredeemed portion of the Security surrendered.


                                    ARTICLE 4

                                    COVENANTS

Section 4.01.     Payment of Securities.
-------------     ----------------------
        The Company shall pay or cause to be paid the principal of and interest on the Securities on the dates and in the manner provided in this Indenture and the Securities. Principal and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or an Affiliate, holds as of 10:00 a.m. Eastern Time on that date immediately available funds designated for and sufficient to pay all principal and interest then due.

        To the extent lawful, the Company shall pay interest on overdue principal and overdue installments of interest at the rate per annum borne by the applicable series of Securities.

Section 4.02.     Maintenance of Office or Agency
-------------     -------------------------------
        The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

        The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

        The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with
Section 2.03.

Section 4.03.     Commission Reports.
-------------     -------------------
        The Company shall deliver to the Trustee within 15 days after the required filing date copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act; provided, however the Company shall not be required to deliver to the Trustee any materials for which the Company has sought and received confidential treatment by the Commission. The Company will cause any quarterly and annual reports which it mails to its stockholders to be mailed to the Holders of the Securities. If the Company is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Company shall continue to file with the Trustee (in each case within 15 days after the time that such documents would have been filed with the Commission) such reports, information and other documents as it would file if it were subject to the requirements of Section 13 or 15(d) of the Exchange Act (other than such confidential materials referenced above). The Company also shall comply with the other provisions of TIA ss.
314(a).

Section 4.04.     Compliance Certificate.
-------------     -----------------------
        The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officers' Certificate (one of the signers of which shall be the principal accounting officer, principal financial officer or principal executive officer) stating that in the course of the performance by the signers of their duties as officers of the Company, they would normally have knowledge of any failure by the Company to comply with all conditions, or default by the Company with respect to any covenants, under this Indenture, and further stating whether or not they have knowledge of any such failure or default and, if so, specifying each such failure or default and the nature thereof. For purposes of this Section, such compliance shall be determined without regard to any period of grace or requirement of notice provided for in this Indenture. The certificate need not comply with
Section 10.04.

        The first certificate delivered pursuant to this Section 4.03 shall be for the fiscal year ending on _________, 199__.

Section 4.05.      Taxes.
-------------      ------
        The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except (i) as contested in good faith by appropriate proceedings and with respect to which appropriate reserves have been taken in accordance with GAAP or (ii) where the failure to effect such payment is not adverse in any material respect to the Holders.

Section 406.       Stay, Extension and Usury Laws.
------------       -------------------------------
        The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07.    Corporate Existence.
-------------    --------------------
        Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of each Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

SECTION 4.08.     Payments for Consent.
-------------     ---------------------
        Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of the Securities for or as an inducement to any consent, waiver or amendment of any terms or provisions of this Indenture or of the Securities or any series thereof unless such consideration is offered to be paid or agreed to be paid to all Holders of the Securities of such series that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

                                    ARTICLE 5

                                   SUCCESSORS

Section 5.01.     When Company May Merge, etc.
-------------     ----------------------------
        The Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to any Person unless:

                  (1) the Company is the surviving corporation or the entity or Person formed by or surviving any such consolidation or merger
         (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia;

                  (2) the entity or Person formed by or assuming any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes by supplemental indenture all the obligations of the Company under the Securities and this Indenture; and

                  (3) mmediately prior to and after the transaction no Default or Event of Default exists.

The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture comply with this Indenture.

Section 5.02.     Successor Corporation Substituted.
-------------     ----------------------------------
        Upon any consolidation or merger, or any transfer by the Company (other than by lease) of all or substantially all of the assets of the Company in accordance with Section 5.01, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein. In the event of any such transfer, the predecessor Company shall be released and discharged from all liabilities and obligations in respect of the Securities and the Indenture, and the predecessor Company may be dissolved, wound up or liquidated at any time thereafter.

                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

Section 6.01.     Events of Default.
-------------     ------------------
        An "Event of Default" occurs with respect to Securities of any particular series if:

                  (1) the Company defaults in the payment of interest on any Security of that series when the same becomes due and payable and the Default continues for a period of 30 days;

                  (2) the Company defaults in the payment of the principal of any Security of that series when the same becomes due and payable at maturity, upon redemption or otherwise;

                  (3) an Event of Default, as defined in the Securities of that series, occurs and is continuing, or the Company fails to comply with any of its other agreements in the Securities of that series or in this Indenture with respect to that series and the Default continues for the period and after the notice specified below;

                  (4) the Company pursuant to or within the meaning of any Bankruptcy Law:

                         (A)    commences a voluntary case;

                         (B) consents to the entry of an order for relief against it in an involuntary case;

                         (C) consents to the appointment of a Custodian of it or for all or substantially all of its property;

                         (D) makes a general assignment for the benefit of its creditors; or

                         (E) admits in writing its inability generally to pay its debts as the same become due.

                  (5) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                         (A) is for relief against the Company in an involuntary case;

                         (B) appoints a Custodian of the Company or for all or substantially all of its property; or

                         (C)    orders the liquidation of the Company;

         and the order or decree remains unstayed and in effect for 60 days.

        The term "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

        A Default under clause (3) above is not an Event of Default with respect to a particular series of Securities until the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities of that series notify the Company of the Default and the Company does not cure the Default within 30 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

Section 6.02.     Acceleration.
-------------     -------------
        If an Event of Default with respect to Securities of any series (other than an Event of Default specified in clauses (4) and (5) of Section 6.01) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the then outstanding Securities of that series by notice to the Company and the Trustee, may declare the unpaid principal (or, in the case of Original Issue Discount Securities, such lesser amount as may be provided for in such Securities) of and any accrued interest on all the Securities of that series to be due and payable on the Securities of that series. Upon such declaration the principal (or such lesser amount) and interest shall be due and payable immediately. If an Event of Default specified in clause (4) or (5) of Section 6.01 occurs, all of such amount shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the then outstanding Securities of that series by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default with respect to that series have been cured or waived except nonpayment of principal (or such lesser amount) or interest that has become due solely because of the acceleration.

Section 6.03.     Other Remedies.
-------------     ---------------
        If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal or interest on the Securities of that series or to enforce the performance of any provision of the Securities of that series or this Indenture.

        The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04.     Waiver of Past Defaults.
-------------     ------------------------
        Subject to Section 9.02, the Holders of a majority in principal amount of the then outstanding Securities of any series by notice to the Trustee may waive an existing Default or Event of Default with respect to that series and its consequences except a Default or Event of Default in the payment of the principal (including any mandatory sinking fund or like payment) of or interest on any Security of that series.

Section 6.05.     Control by Majority.
-------------     --------------------
        The Holders of a majority in principal amount of the then outstanding Securities of any series may direct the time, method and place of conducting any proceeding for any remedy with respect to that series available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that is unduly prejudicial to the rights of another Holder of Securities of that series, or that may involve the Trustee in personal liability. The Trustee may take any other action which it deems proper which is not inconsistent with any such direction.

Section 6.06.     Limitation on Suits.
-------------     --------------------
        A Holder of Securities of any series may not pursue a remedy with respect to this Indenture or the Securities unless:

                  (1) the Holder gives to the Trustee written notice of a continuing Event of Default with respect to that series;

                  (2) the Holders of at least 25% in principal amount of the then outstanding Securities of that series make a written request to the Trustee to pursue the remedy;

                  (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                  (5) during such 60-day period the Holders of a majority in principal amount of the then outstanding Securities of that series do not give the Trustee a direction inconsistent with the request.

No Holder of any series of Securities may use this Indenture to prejudice the rights of another Holder of Securities of that series or to obtain a preference or priority over another Holder of Securities of that series.

Section 6.07.     Rights of Holders to Receive Payment.
-------------     -------------------------------------
        Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal of and interest, if any, on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

Section 6.08.     Collection Suit by Trustee.
-------------     ---------------------------
        If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing with respect to Securities of any series, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal (or such portion of the principal as may be specified as due upon acceleration at that time in the terms of that series of Securities) and interest, if any, remaining unpaid on the Securities of that series then outstanding, together with (to the extent lawful) interest on overdue principal and interest, and such further amount as shall be sufficient to cover the costs and, to the extent lawful, expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 7.07.

Section 6.09.     Trustee May File Proofs of Claim.
-------------     ---------------------------------
        The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company (or any other obligor on the Securities), its creditors or its property and shall be entitled to and empowered to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same, and any custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section
7.07. Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

Section 6.10.     Priorities.
-------------     -----------
        If the Trustee collects any money with respect to Securities of any series pursuant to this Article, it shall pay out the money in the following order:

      First: to the Trustee, its agents and attorneys for amounts due under Section 7.07, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

      Second:       to Securityholders   for  amounts  due  and  unpaid  on
                    the Securities of such series for principal and interest, ratably, without preference or priority of
                    any kind, according   to  the   amounts  due  and  payable
                    on the Securities of such series for principal and interest, respectively; and

      Third: to the Company or to such party as a court of competent jurisdiction shall direct.

         The Trustee may fix a record date and payment date for any payment to Holders of Securities of any series pursuant to this Section. The Trustee shall notify the Company in writing reasonably in advance of any such record date and payment date.

Section 6.11.     Undertaking for Costs.
-------------     ----------------------
         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defense made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the then outstanding Securities.

                                    ARTICLE 7

                                     TRUSTEE
Section 7.01.     Duties of Trustee.
-------------     ------------------
         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         (b) Except during the continuance of an Event of Default known to the Trustee:

                  (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture or the TIA and the Trustee need perform only those duties that are specifically set forth in this Indenture or the TIA and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii)   in the  absence of bad faith on its part,  the
                         Trustee may   conclusively   rely,  as  to  the
                         truth  of  the statements   and  the   correctness
                         of  the  opinions expressed therein, upon
                         certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates
                         and opinions to determine   whether   or  not  they
                         conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i)    this paragraph does not limit the effect of paragraph
                         (b) of this Section;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a responsible officer of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

         (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section.

         (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee may refuse to perform any duty or exercise any right or power unless it receives security and indemnity satisfactory to it against any loss, liability or expense.

         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Absent written instruction from the Company, the Trustee shall not be required to invest any such money. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02.     Rights of Trustee.
-------------     -------------------
         Subject to TIA Section 315(a) through (d):

         (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

         (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers, unless the Trustee's conduct constitutes negligence.

         (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice form the Company shall be sufficient if signed by an Officer of the Company.

Section 7.03.     Individual Rights of Trustee.
-------------     -----------------------------
         The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to TIA Sections 310(b) and 311.

Section 7.04.     Trustee's Disclaimer.
-------------     ---------------------
         The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities other than its certificate of authentication.

Section 7.05.     Notice of Defaults.
-------------     -------------------
         If a Default or Event of Default with respect to the Securities of any series occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to all Holders of Securities of that series a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment on any such Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of such Securityholders.

Section 7.06.     Reports by Trustee to Holders.
-------------     ------------------------------
         Within 60 days after each November 15 beginning with November 15, 1995, the Trustee with respect to any series of Securities shall mail to Holders of Securities of that series as provided in TIA ss. 313(c) a brief report dated as of such November 15 that complies with TIA ss. 313(a) (if such report is required by TIA ss. 313(a)). The Trustee shall also comply with TIA ss. 313(b).

         A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and filed with the Commission and each stock exchange on which any of the Securities are listed, as required by TIA ss. 313(d). The Company shall notify the Trustee when the Securities are listed on any stock exchange.

Section 7.07.     Compensation and Indemnity.
-------------     ---------------------------
         The Company shall pay to the Trustee from time to time such compensation as shall be agreed upon in writing for its services hereunder. The Company shall reimburse the Trustee upon written request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and out-of-pocket expenses of the Trustee's agents and counsel.

         The Company shall indemnify the Trustee for any loss or liability incurred by it, without negligence or bad faith on its part, in connection with the administration of this Indenture and its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent.

         To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee in its capacity as Trustee, except money or property held in trust to pay principal and interest on particular Securities. Such lien will survive the satisfaction and discharge of this Indenture.

         If the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(4) or (5) occurs, the expenses and the compensation for the services will be intended to constitute expenses of administration under any applicable Bankruptcy Law.

Section 7.08.     Replacement of Trustee.
-------------     -----------------------
         A resignation or removal of the Trustee with respect to one or more or all series of Securities and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

         The Trustee may resign with respect to one or more or all series of Securities by so notifying the Company in writing. The Holders of a majority in principal amount of the then outstanding Securities of any series may remove the Trustee as to that series by so notifying the Trustee in writing and may appoint a successor Trustee with the Company's consent. The Company may remove the Trustee with respect to one or more or all series of Securities if:

                  (1)    the Trustee fails to comply with Section 7.10;

                  (2)    the Trustee is adjudged a bankrupt or an insolvent;

                  (3) a receiver or other public officer takes charge of the Trustee or its property; or

                  (4)    the Trustee becomes incapable of acting.

         If, as to any series of Securities, the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee for that series. Within one year after the successor Trustee with respect to any series takes office, the Holders of a majority in principal amount of the then outstanding Securities of that series may appoint a successor Trustee to replace the successor Trustee appointed by the Company. If a successor Trustee as to a particular series does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Securities of that series may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 7.10 with respect to any series, any Holder of Securities of that series who satisfies the requirements of TIA Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee for that series.

         A successor Trustee as to any series of Securities shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee (subject to the lien provided for in Section 7.07), the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture as to that series. The successor Trustee shall mail a notice of its succession to the Holders of Securities of that series.

         Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring trustee.

         In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) shall contain such provisions as shall be necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary or desirable to provide for or facilitate the administration of the trusts hereunder by more than one Trustee; provided, however, that nothing herein or in such supplemental Indenture shall constitute such Trustee co-trustees of the same trust and that each such Trustee shall be trustee of a trust hereunder separate and apart from any trust hereunder administered by any other such Trustee.

         Upon the execution and delivery of such supplemental Indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

Section 7.09.     Successor Trustee by Merger, etc.
-------------     ---------------------------------
         If the Trustee as to any series of Securities consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee as to that series.

Section 7.10.     Eligibility; Disqualification.
-------------     ------------------------------
         Each series of Securities shall always have a Trustee who satisfies the requirements of TIA ss. 310(a). The Trustee as to any series of Securities shall always have a combined capital and surplus of at least [$100,000,000] as set forth in its most recent published annual report of condition.

         This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1), (2) and (5). The Trustee is subject to TIA ss. 310(b).

Section 7.11      Preferential Collection of Claims Against Company
------------      -------------------------------------------------
         The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.


                                  ARTICLE 8

                            DISCHARGE OF INDENTURE

Section 8.01.     Termination of Company's Obligations.
-------------     -------------------------------------
         Except as otherwise provided in this Section, the Company may terminate its obligations under the Securities of any series and this Indenture with respect to that series, if:

                  (a) all Securities of that series previously authenticated and delivered (other than destroyed, lost or stolen Securities which have been replaced or Securities of that series which are paid pursuant to Section 4.01 or Securities of that series for whose payment money or securities has theretofore been held in trust and thereafter repaid to the Company, as provided in Section 8.03) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder with respect to such series; or

                  (b) (1) the Securities of that series mature within one year or all of them are to be called for redemption within one year after arrangements satisfactory to the Trustee for giving the notice of redemption; and

                  (2) the  Company  irrevocably  deposits  in trust  with the
         Trustee during such one-year period, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds solely for the benefit of the Holders of Securities of that series for that purpose, money or U.S. Government Obligations, or a combination thereof, with the U.S. Government Obligations maturing as to principal and interest in such amounts and at such times as are sufficient, without consideration of any reinvestment of such interest, to pay principal of and interest on the Securities of that series to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder; or

                  (c) (1) the Company irrevocably deposits in trust with the Trustee under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds solely for the benefit of the Holders of Securities of that series for that purpose, money or U.S. Government Obligations, or a combination thereof, with the U.S. Government Obligations maturing as to principal and interest in such amounts and at such times as are sufficient, without consideration of any reinvestment of such interest, to pay principal of and interest on the Securities of that series to maturity or redemption, as the case may be;

       (2) the Company shall have delivered to the Trustee either (A) a ruling directed to the Trustee received from the Internal Revenue Service to the effect that the Holders of the Securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of its option under this clause (c) and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised, or (B) an Opinion of Counsel to the same effect as the ruling described in subclause (A) above accompanied by a ruling to that effect published by the Internal Revenue Service, unless there has been a change in the applicable federal income tax law since the date of this Indenture such that a ruling from the Internal Revenue Service is no longer required;

                  (3) the Company has paid or caused to be paid all sums then payable by the Company hereunder; and

                  (4) the Company has delivered to the Trustee for that series an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this clause
         (c) relating to termination of obligations of the Company have been complied with.

         The Company's obligations under Sections 2.03, 2.04, 2.05, 2.06, 2.07, 4.01 (together with its payment obligations under the Securities of that series), 7.07, 7.08, 8.03 and 8.04 shall survive until the Securities of that series are no longer outstanding. Thereafter, and after any discharge pursuant to clause (a) above, only the Company's obligations in Sections 7.07 and 8.03 shall survive. If and when a ruling from the Internal Revenue Service or Opinion of Counsel referred to in clause (c)(2) above is able to be provided specifically without regard to, and not in reliance upon, the continuance of the Company's obligations under Section 4.01 and its payment obligations under the Securities of that series, then the Company's payment obligations under such Section 4.01 and the Securities of that series shall cease upon delivery to the Trustee of such ruling or Opinion of Counsel and compliance with the other conditions precedent provided for in clause (c) above relating to the satisfaction and discharge of this Indenture.

         After any such irrevocable deposit the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Securities of that series and under this Indenture except for those surviving obligations specified above.

         "U.S. Government Obligations" means direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged. U.S. Government Obligations shall not be callable at the issuer's option.

Section 8.02.     Application of Trust Money.
-------------     ---------------------------
         The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.01 with respect to Securities of any series. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal and interest on the Securities of that series.

Section 8.03.     Repayment to Company.
-------------     ---------------------
         The Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or securities held by them at any time.

         The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years after the date upon which such payment shall have become due. After payment to the Company, Securityholders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, provided, however, that the Trustee or such Paying Agent before being required to make such repayment may at the expense of the Company mail to each such holder a notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing any unclaimed balance of such money then remaining will be repaid to the Company.


                                  ARTICLE 9

                     SUPPLEMENTS, AMENDMENTS AND WAIVERS

Section 9.01.     Without Consent of Holders.
-------------     ---------------------------
         The Company and the Trustee as to any series of Securities may supplement or amend this Indenture or the Securities without notice to or the consent of any Securityholder:

                  (1) to cure any ambiguity, defect or inconsistency;

                  (2) to comply with Article 5;

                  (3) to comply with any requirements of the Commission in connection with the qualification of this Indenture under the TIA;

                  (4) to provide for uncertificated Securities in addition to or in place of certificated Securities;

                  (5) to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Securities, provided, however, that any such addition, change or elimination (A) shall neither (i) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Security with respect to such provision or (B) shall become effective only when there is no outstanding Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision;

                  (6) to make any change that does not adversely affect in any material respect the interests of the Securityholders of any series; or

                  (7) to establish additional series of Securities as permitted by Section 2.01.

Section 9.02.     With Consent of Holders.
-------------     ------------------------
         Subject to Section 6.07, the Company and the Trustee as to any series of Securities may amend this Indenture or the Securities of that series with the written consent of the Holders of a majority in principal amount of the then outstanding Securities of each series affected by the amendment, with each such series voting as a separate class. The Holders of a majority in principal amount of the then outstanding Securities of any series may also waive compliance in a particular instance by the Company with any provision of this Indenture with respect to that series or the Securities of that series; provided, however, that without the consent of each Securityholder affected, an amendment or waiver may not:

                  (1) reduce the percentage of the principal amount of Securities whose Holders must consent to an amendment or waiver;

                  (2) reduce the rate of, or change the time for payment of interest on, any Security;

                  (3) reduce the principal of or change the fixed maturity of any Security or alter the redemption provisions with respect thereto;

                  (4) make any Security payable in money other than that stated in the Security;

                  (5) make any change in Section 6.04, 6.07 or 9.02 (this sentence); or

                  (6) waive a default in the payment of the principal of, or interest on, any Security, except to the extent otherwise provided for in Section 6.02.

         An amendment or waiver under this Section which waives, changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

         It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment or waiver under this Section becomes effective, the Company shall mail to Holders of Securities of each series affected thereby a notice briefly describing the amendment or waiver. The Company will mail supplemental indentures to Holders upon request. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

Section 9.03.     Revocation and Effect of Consents.
-------------     ----------------------------------
         Until an amendment or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security; provided, however, that unless a record date shall have been established pursuant to Section 2.13(a), any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security if the Trustee receives the notice of revocation before the date on which the amendment or waiver becomes effective. An amendment or waiver shall become effective on receipt by the Trustee of consents from the Holders of the requisite percentage principal amount of the outstanding Securities of any series, and thereafter shall bind every Holder of Securities of that series.

Section 9.04.     Notation on or Exchange of Securities.
-------------     --------------------------------------
         If an amendment or waiver changes the terms of a Security: (a) the Trustee may require the Holder of the Security to deliver it to the Trustee, the Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Security thereafter authenticated; or (b) if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

Section 9.05.     Trustee to Sign Amendments, etc.
-------------     --------------------------------
         The Trustee shall receive an Opinion of Counsel stating that the execution of any amendment or waiver proposed pursuant to this Article is authorized or permitted by this Indenture. Subject to the preceding sentence, the Trustee shall sign such amendment or waiver if the same does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise.

                                  ARTICLE 10

                                MISCELLANEOUS

Section 10.01.    Indenture Subject to Trust Indenture Act.
--------------    -----------------------------------------
         This Indenture is subject to the provisions of the TIA which are required to be part of this Indenture, and shall, to the extent applicable, be governed by such provisions.

Section 10.02.    Notices.
--------------    --------
         Any notice or communication is duly given if in writing and delivered in person or sent by first-class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, addressed as follows:

         If to the Company:

                             Thiokol Corporation
                          2475 Washington Boulevard
                              Ogden, Utah 84401
                                  Attention:

         If to the Trustee:

                                ===============================
                                ===============================
                       Attention:[___________________]

         The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

         All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

         Any notice or communication to a Securityholder shall be mailed by first-class mail to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If the Company mails a notice or communication to Securityholders, it shall mail a copy to the Trustee at the same time.

         If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

Section 10.03.    Communication By Holders With Other Holders.
--------------    --------------------------------------------
         Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

Section 10.04.    Certificate and Opinion as to Conditions Precedent.
--------------    ---------------------------------------------------
         Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the
Trustee:

                  (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 10.05.    Statements Required in Certificate or Opinion.
--------------    ----------------------------------------------
         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than the certificate provided for in Section 4.03) shall include:

                  (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an officer's certificate or certificates of public officials.

Section 10.06.    Rules by Trustee and Agents.
--------------    ----------------------------
         The Trustee as to Securities of any series may make reasonable rules for action by or at a meeting of Holders of Securities of that series. The Registrar and any Paying Agent or Authenticating Agent may make reasonable rules and set reasonable requirements for their functions.

Section 10.07.    Legal Holidays.
--------------    ---------------
         A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in New York, New York or Ogden, Utah, are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 10.08.    No Recourse Against Others.
--------------    ---------------------------
         A past, present or future director, officer, employee, stockholder or incorporator, as such, of the Company or any successor corporation shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration of issuance of the Securities. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

Section 10.09.    Counterparts.
--------------    -------------
         This Indenture may be executed by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section 10.10.    Governing Law.
--------------    --------------
         The internal laws of the State of New York shall govern this Indenture and the Securities, without regard to the conflict of laws provisions thereof.

Section 10.11.    Severability.
--------------    -------------
         In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.12.    Effect of Headings, Table of Contents, etc.
--------------    -------------------------------------------
         The Article and Section headings herein and the table of contents are for convenience only and shall not affect the construction hereof.

Section 10.13.    Successors and Assigns.
--------------    -----------------------
         All covenants and agreements of the Company in this Indenture and the Securities shall bind its successors and assigns. All agreements of the Trustee in this Indenture shall bind its successor.

Section 10.14.    No Interpretation of Other Agreements.
--------------    --------------------------------------
         This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

                                  SIGNATURES

         IN WITNESS WHEREOF, the parties hereto have executed this Indenture as of the date first above written.

                                  THIOKOL CORPORATION



                                   By____________________________
                                   Name:
                                   Title:


                                   [                        ],
                                    as Trustee



                                    By____________________________
                                    Name:
                                    Title:

STATE OF UTAH            )
                         ) ss.
CITY OF OGDEN            )


         On this _____ day of _____________, before me personally came __________________, to me known, who being by me duly sworn, did depose and say that he is _________________ of Thiokol Corporation, one of the entities described in and which executed the above instrument; and that he signed his name thereto by authority of the Board of Directors of such entity.


                                           ------------------------------
                                                    Notary Public

(Notarial Seal)



STATE OF                        )
                                ) ss.
CITY OF                         )


         On this _____ day of _____________, before me personally came __________________, to me known, who being by me duly sworn, did depose and say that he is Trust Officer of _____________________________________________
, one of the entities described in and which executed the above instrument; and that he signed his name thereto by authority of the Board of Directors of such entity.


                                            ------------------------------
                                                     Notary Public

(Notarial Seal)


                                                                           Page


                              TABLE OF CONTENTS



ARTICLE 1     DEFINITIONS AND INCORPORATION BY REFERENCE....................  1
              Section 1.01.    Certain Definitions..........................  1
              Section 1.02.    Other Definitions............................  4
              Section 1.03.    Incorporation by Reference of Trust..........
                               Indenture Act................................  4
              Section 1.04.    Rules of Construction........................  4

ARTICLE 2     THE SECURITIES................................................  5
              Section 2.01.    Unlimited In Amount, Issuable In Series,
                               Form and Dating..............................  5
              Section 2.02.    Execution and Authentication.................  7
              Section 2.03.    Registrar and Paying Agent...................  7
              Section 2.04.    Paying Agent to Hold Money in Trust..........  7
              Section 2.05.    Securityholder Lists.........................  8
              Section 2.06.    Transfer and Exchange........................  8
              Section 2.07.    Replacement Securities.......................  9
              Section 2.08.    Outstanding Securities.......................  9
              Section 2.09.    Treasury Securities.......................... 10
              Section 2.10.    Temporary Securities......................... 10
              Section 2.11.    Cancellation................................. 10
              Section 2.12.    Defaulted Interest........................... 10
              Section 2.13.    Special Record Dates......................... 11
ARTICLE 3     REDEMPTION.................................................... 11
              Section 3.01.    Notices to Trustee........................... 11
              Section 3.02.    Selection of Securities to Be Redeemed....... 12
              Section 3.03.    Notice of Redemption......................... 12
              Section 3.04.    Effect of Notice of Redemption............... 13
              Section 3.05.    Deposit of Redemption Price.................. 13
              Section 3.06.    Securities Redeemed in Part.................. 13

ARTICLE 4     COVENANTS..................................................... 13
              Section 4.01.    Payment of Securities........................ 13
              Section 4.02.    Maintenance of Office or Agency.............. 14
              Section 4.03.    Commission Reports........................... 14
              Section 4.04.    Compliance Certificate....................... 15
              Section 4.05.    Taxes........................................ 15
              Section 4.06.    Stay, Extension and Usury Laws............... 15
              Section 4.07.    Corporate Existence.......................... 15
              Section 4.08.    Payments for Consent......................... 16

ARTICLE 5     SUCCESSORS.................................................... 17
              Section 5.01.    When Company May Merge, etc.................. 17
              Section 5.02.    Successor Corporation Substituted............ 17

ARTICLE 6     DEFAULTS AND REMEDIES......................................... 18
              Section 6.01.    Events of Default............................ 18
              Section 6.02.    Acceleration................................. 19
              Section 6.03.    Other Remedies............................... 19
              Section 6.04.    Waiver of Past Defaults...................... 20
              Section 6.05.    Control by Majority.......................... 20
              Section 6.06.    Limitation on Suits.......................... 20
              Section 6.07.    Rights of Holders to Receive Payment......... 21
              Section 6.08.    Collection Suit by Trustee................... 21
              Section 6.09.    Trustee May File Proofs of Claim............. 21
              Section 6.10.    Priorities................................... 22
              Section 6.11.    Undertaking for Costs........................ 22

ARTICLE 7     TRUSTEE....................................................... 23
              Section 7.02.    Rights of Trustee............................ 24
              Section 7.03.    Individual Rights of Trustee................. 24
              Section 7.04.    Trustee's Disclaimer......................... 24
              Section 7.05.    Notice of Defaults........................... 25
              Section 7.06.    Reports by Trustee to Holders................ 25
              Section 7.07.    Compensation and Indemnity................... 25
              Section 7.08.    Replacement of Trustee....................... 26
              Section 7.09.    Successor Trustee by Merger, etc............. 27
              Section 7.10.    Eligibility; Disqualification................ 27
              Section 7.11.    Preferential Collection of Claims............
                               Against Company.............................. 28

ARTICLE 8     DISCHARGE OF INDENTURE........................................ 28
              Section 8.01.    Termination of Company's Obligations......... 28
              Section 8.02.    Application of Trust Money................... 29
              Section 8.03.    Repayment to Company......................... 30

ARTICLE 9     SUPPLEMENTS, AMENDMENTS AND WAIVERS........................... 30
              Section 9.01.    Without Consent of Holders................... 30
              Section 9.02.    With Consent of Holders...................... 31
              Section 9.03.    Revocation and Effect of Consents............ 32
              Section 9.04.    Notation on or Exchange of Securities........ 32
              Section 9.05.    Trustee to Sign Amendments, etc.............. 32

ARTICLE 10    MISCELLANEOUS................................................. 33
              Section 10.01.   Indenture Subject to Trust Indenture Act..... 33
              Section 10.02.   Notices...................................... 33
              Section 10.03.   Communication By Holders With Other Holders.. 34
              Section 10.04.   Certificate and Opinion as to Conditions.....
                               Precedent.................................... 34
              Section 10.05.   Statements Required in Certificate or........
                               Opinion...................................... 34
              Section 10.06.   Rules by Trustee and Agents.................. 34
              Section 10.07.   Legal Holidays............................... 35
              Section 10.08.   No Recourse Against Others................... 35
              Section 10.09.   Counterparts................................. 35
              Section 10.10.   Governing Law................................ 35
              Section 10.11.   Severability................................. 35
              Section 10.12.   Effect of Headings, Table of Contents, etc... 35
              Section 10.13.   Successors and Assigns....................... 35
              Section 10.14.   No Interpretation of Other Agreements........ 36

                                                                    Exhibit 5


                                March 15, 1996







Thiokol Corporation
2475 Washington Boulevard
Ogden, Utah  84401

Re: $300,000,000 Aggregate Offering Price of Securities of Thiokol Corporation

Ladies and Gentlemen:

       We have acted as counsel to Thiokol Corporation, a Delaware corporation (the "Company"), in connection with a registration statement on Form S-3 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended.

       The Company has provided us with a draft prospectus (the "Prospectus") which is a part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each a "Prospectus Supplement"). The Prospectus as supplemented by various Prospectus Supplements will provide for the registration by the Company of up to $300,000,000 aggregate offering price of (i) one or more series of senior, senior subordinated or subordinated debt securities (the "Debt Securities"), (ii) one or more series of preferred stock, par value $1.00 per share (the "Preferred Stock"), (iii) shares of common stock, par value $1.00 per share (the "Common Stock"), or (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the "Warrants"). The Debt Securities, Preferred Stock, Common Stock and Warrants are collectively referred to herein as the "Securities." Any Debt Securities and Preferred Stock may be exchangeable and/or convertible into shares of Common Stock or Preferred Stock. The Debt Securities may be issued pursuant to one or more indentures (collectively, the "Indentures"), in each case between the Company and a trustee (each, a "Trustee"). The Warrants may be issued pursuant to one or more warrant agreements (collectively, the "Warrant Agreements"), in each case between the Company and a financial institution identified therein as warrant agent (each, a "Warrant Agent").

Thiokol Corporation
March 15, 1996
Page 2


         In our capacity as counsel to the Company in connection with the Registration Statement, we are generally familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities. For purposes of this opinion, we have assumed that such proceedings will be timely and properly completed, in accordance with all requirements of applicable federal Delaware and New York laws, in the manner presently proposed.

       We have made such legal and factual examinations and inquiries, including an examination of originals and copies certified or otherwise identified to our satisfaction, of all such documents, corporate records and instruments of the Company as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

       We have been furnished with, and with your consent have exclusively relied upon, certificates of officers of the Company with respect to certain factual matters. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.

       We are opining herein as to the effect on the subject transaction only of the federal securities laws of the United States, the General Corporation Law of the State of Delaware and with respect to opinion number 1 below, the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

       Subject to the foregoing and the other qualifications set forth herein, it is our opinion that, as of the date hereof:

       1. When (a) the Registration Statement and any required post-effective amendment thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and (b) when the Debt Securities have been duly executed and delivered by all parties thereto, and (c) assuming that the terms of the Indentures as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (d) assuming that the Indentures as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (e) assuming that the Indentures as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (f) assuming that the Debt Securities are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Indentures will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with the terms of the Indentures.

Thiokol Corporation
March 15, 1996
Page 3


       2. When (a) the Debt Securities have been duly established by the applicable Indentures (including, without limitation, the adoption by the Board of Directors of the Company of a resolution duly authorizing the issuance and delivery of the Debt Securities), duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the applicable Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (b) when the Registration Statement and any required post-effective amendment thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and (c) assuming that the terms of the Debt Securities as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (d) assuming that the Debt Securities as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (e) assuming that the Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (f) assuming that the Debt
Securities are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Debt Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with the terms of the Debt Securities.

         3. When (a) the applicable Warrant Agreement has been duly executed and delivered, and the terms of the Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement and applicable law, and (b) when the Warrants have been duly executed and countersigned in accordance with the applicable Warrant Agreement relating to such Warrants, and issued and sold in the form and in the manner contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (c) when the Registration Statement and any required post-effective amendment thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and (d) assuming that the terms of the applicable Warrant Agreement as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (e) assuming that the applicable Warrant Agreement as executed and delivered does not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (f) assuming that the applicable Warrant Agreement as executed and delivered complies with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body heaving jurisdiction over the Company, and (g) assuming that the Warrants are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the applicable Warrant Agreement will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with the applicable Warrant Agreement's terms.

       3. The Company has the authority pursuant to its Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") to issue up to 25,000,000 shares of Preferred Stock. When a series of Preferred Stock has been duly established in accordance with the terms of the Certificate

Thiokol Corporation
March 15, 1996
Page 4


of Incorporation and applicable law, and upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of such series of Preferred Stock (including any Preferred Stock duly issued (i) upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Preferred Stock, (ii) upon the exercise of any Warrants exercisable for Preferred Stock or (iii) upon the exchange or conversion of Debt Securities that are exchangeable or convertible into Preferred Stock) will be validly issued, fully paid and nonassessable.

       4. The Company has the authority pursuant to its Certificate of Incorporation to issue up to 200,000,000 shares of Common Stock. Upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of Common Stock (including any Common Stock duly issued (i) upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Common Stock, (ii) upon the exercise of any Warrants exercisable for Common Stock or (iii) upon the exchange or conversion of Debt Securities that are exchangeable or convertible into Common Stock) will be validly issued, fully paid and nonassessable.

         All of the opinions set forth above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion with respect to whether acceleration of Debt Securities may affect the collectibility of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

       To the extent that the obligations of the Company under the Indentures may be dependent upon such matters, we assume for purposes of this opinion that the Trustee for each Indenture is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the applicable Indenture; that the applicable Indenture has been duly authorized, executed and delivered by the Trustee and constitutes a legally valid, binding and enforceable obligation of the Trustee, enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as Trustee under the applicable Indenture, with all applicable laws and regulations; and that the Trustee has the

Thiokol Corporation
March 15, 1996
Page 5


requisite organizational and legal power and authority to perform its obligations under the applicable Indenture.

       To the extent that the obligations of the Company under the applicable Warrant Agreement may be dependent upon such matters, we assume for purposes of this opinion that the Warrant Agent for each Warrant Agreement is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Warrant Agent is duly qualified to engage in the activities contemplated by the applicable Warrant Agreement; that the applicable Warrant Agreement has been duly authorized, executed and delivered by the Warrant Agent and constitutes a legally valid, binding and enforceable obligation of the Warrant Agent, enforceable against the Warrant Agent in accordance with its terms; that the Warrant Agent is in compliance, generally and with respect to acting as Warrant Agent under the applicable Warrant Agreement, with all applicable laws and regulations; and that the Warrant Agent has the requisite organizational and legal power and authority to perform its obligations under the applicable Warrant Agreement.

       We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus included therein.


                              Very truly yours,

                              /s/ Latham & Watkins


                                                                     Exhibit 12


The following table sets forth the ratio of earnings to fixed charges for the Company for the periods indicated.

                                                     Quarter                   Year Ended June 30
                                                      Ended     ----------------------------------------------------
                                                     Dec 31
                                                       1995       1995       1994       1993       1992       1991
                                                     --------   --------   --------   --------   --------   --------


Earnings before income taxes,
  extraordinary item and cumulative
  effect of accounting changes per
  consolidated statements of income ..............   $ 36,218   $ 76,240   $ 97,768   $101,749   $101,794   $ 88,013

Add back:
  Interest expense ...............................        814      9,344     14,347     25,459     24,172     22,348
  Interest on rental expense (1) .................        550      2,100      1,600      1,450      1,300        900
                                                     --------   --------   --------   --------   --------   --------
    Total fixed charges ..........................      1,364     11,444     15,947     26,909     25,472     23,248
                                                     --------   --------   --------   --------   --------   --------

Earnings .........................................   $ 37,582   $ 87,684   $113,715   $128,658   $127,266   $111,261
                                                     ========   ========   ========   ========   ========   ========

 Ratio of earnings to fixed charges ..............       27.6        7.7        7.1        4.8        5.0        4.8
                                                     ========   ========   ========   ========   ========   ========

(1) Based on an 8% discount factor in the estimated present value of future operating lease payments.

Note: The quarter ended December 31, 1995, included $27.5 million of interest income related to income taxes which was partially offset by a $13.1 million restructuring and inventory write off charge. Long-term debt of $85.5 million was retired in the third quarter of fiscal year 1995 resulting in reduced interest expense in the quarter ended December 31, 1995.